As filed with the Securities and Exchange Commission on August 22, 2003.
                                                   Registration No. 333-_______.
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-4

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                        2621                      62-0721803
(State or Other Juris-     (Primary Standard Industrial      (I.R.S. Employer
diction of Incorporation    Classification Code Number)   Identification Number)
or Organization

                  55 E. CAMPERDOWN WAY (29601), P. O. BOX 1028,
                      GREENVILLE, SOUTH CAROLINA 29602-1028
                                 (864) 271-7733 (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

           HARRY F. GEAIR                                                   Copies to:
VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY                          JO WATSON HACKL, ESQ.
55 E. CAMPERDOWN WAY (29601), P. O. BOX 1028,                  WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
   GREENVILLE, SOUTH CAROLINA 29602-1028                    44 E. CAMPERDOWN WAY (29601), P.O. BOX 728
              (864) 282-9352                                  GREENVILLE, SOUTH CAROLINA 29602-0728
(Name, Address, Including Zip Code, and Telephone                        (864) 242-8225
Number, Including Area Code, of Agent for Service)


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If the Securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------- ---------------------- ---------------------- ---------------------- ---------------------
      TITLE OF EACH                                      PROPOSED               PROPOSED
         CLASS OF                                         MAXIMUM                MAXIMUM
        SECURITIES                 AMOUNT                OFFERING               AGGREGATE             AMOUNT OF
          TO BE                     TO BE                  PRICE                OFFERING             REGISTRATION
        REGISTERED               REGISTERED            PER UNIT (1)             PRICE (1)                FEE
--------------------------- ---------------------- ---------------------- ---------------------- ---------------------

   6.5% Notes due 2013          $400,000,000               100%               $400,000,000             $32,360
--------------------------- ---------------------- ---------------------- ---------------------- ---------------------

(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED AUGUST [__], 2003
--------------------------------------------------------------------------------

$400,000,000

[BOWATER LOGO OMITTED]

BOWATER INCORPORATED

Offer to Exchange Outstanding 6 1/2% Notes due 2013
For 6 1/2% Notes due 2013 which have been registered under the Securities Act of 1933
--------------------------------------------------------------------------------

THE EXCHANGE OFFER
>> We issued $400,000,000 in aggregate principal amount of our 6 1/2% Notes due 2013 on June 19, 2003, which we call the ORIGINAL NOTES.
>> We will exchange all outstanding original notes that are validly tendered and not validly withdrawn, for an equal principal amount of 6 1/2% Notes due 2013 that are subject to this prospectus and that are freely tradeable, which we call the EXCHANGE NOTES. In this prospectus we sometimes refer to the original notes and the exchange notes collectively as the NOTES.
>> The exchange offer expires at 5:00 p.m., New York City time, on September ___, 2003, unless we extend it. We do not currently intend to extend the expiration date.
>> Our completion of the exchange offer is subject to customary conditions, which we may waive.
>> You may withdraw tenders of outstanding original notes at any time prior to the expiration of the exchange offer.
>> The exchange of original notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
>>   We will not receive any proceeds from the exchange offer.

THE EXCHANGE NOTES
>> We are making the exchange offer because we are required to do so by a registration rights agreement between us and the initial purchasers of the original notes that we entered into in connection with the private placement of the original notes.
>> The terms of the exchange notes are substantially identical to the terms of the original notes except that the exchange notes are registered under the Securities Act of 1933, as amended, will be freely tradeable and, with limited exceptions, will not have registration rights.
>> We will pay interest on the notes semi-annually in arrears on June 15 and December 15 of each year, starting on December 15, 2003. The notes will mature on June 15, 2013.
>> We may redeem the notes at a price equal to their principal amount plus a make-whole premium, together with accrued but unpaid interest.
>> The notes are unsecured obligations, and rank equally with all of our existing and future senior unsecured debt. The notes rank senior to any of our debt that may be expressly subordinated to the notes but are effectively subordinated to all of our senior secured indebtedness to the extent of the assets securing that indebtedness and to all the obligations and liabilities of our subsidiaries to the extent of their assets.

RESALES OF THE EXCHANGE NOTES
>> The exchange notes may be sold in the over the counter market, in negotiated transactions or through a combination of these methods.
>> There is currently no public market for the exchange notes, and there can be no assurance that a public market for the exchange notes will develop.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         PROSPECTUS DATED AUGUST , 2003.

WHERE YOU CAN FIND MORE INFORMATION ABOUT BOWATER INCORPORATED

Bowater Incorporated files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. Its SEC filings are available over the Internet at the SEC's website at http://www.sec.gov and through Bowater Incorporated's website (http://www.bowater.com).

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Bowater's SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

WE "INCORPORATE BY REFERENCE" IN THIS PROSPECTUS CERTAIN INFORMATION FILED BY BOWATER INCORPORATED WITH THE SEC, WHICH MEANS THAT WE DISCLOSE IMPORTANT BUSINESS AND FINANCIAL INFORMATION TO YOU BY REFERRING TO THOSE DOCUMENTS. THOSE DOCUMENTS ARE NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THE INFORMATION INCORPORATED BY REFERENCE IS AN IMPORTANT PART OF THIS PROSPECTUS, AND INFORMATION THAT BOWATER INCORPORATED SUBSEQUENTLY FILES WITH THE SEC WILL AUTOMATICALLY UPDATE AND SUPERSEDE THE INFORMATION IN THIS PROSPECTUS AND IN BOWATER INCORPORATED'S OTHER FILINGS WITH THE SEC.

We incorporate by reference the documents listed below, which Bowater Incorporated has already filed with the SEC, and any future filings Bowater Incorporated makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (other than information furnished under Item 9 or Item 12 of Form 8-K) until the offering described in this prospectus is completed:

>> Bowater Incorporated's Annual Report on Form 10-K for the year ended December
   31, 2002;

>> Bowater  Incorporated's  Quarterly  Report on Form 10-Q for the quarter ended
   March 31, 2003;

>> Bowater  Incorporated's  Quarterly  Report on Form 10-Q for the quarter ended
   June 30, 2003;

>> Bowater Incorporated's Current Report on Form 8-K filed on June 12, 2003; and

>> Bowater Incorporated's Current Report on Form 8-K filed on June 17, 2003.

This information is available without charge upon written or oral request. You may request this information by writing to Bowater Incorporated at Post Office Box 1028, Greenville, South Carolina 29602-1028 (Attention: Investor Relations Department) or by calling (864) 282-9430.

TO OBTAIN TIMELY DELIVERY OF INFORMATION REQUESTED, YOU MUST MAKE YOUR REQUEST NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE ON WHICH YOU MUST MAKE YOUR INVESTMENT DECISION. THE EXCHANGE OFFER WILL EXPIRE ON SEPTEMBER , 2003, UNLESS EXTENDED.

IMPORTANT NOTICE TO READERS

No person is authorized to give any information or to make any representation not contained in this prospectus (including information expressly incorporated in this prospectus by reference) in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made under it shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus.

Each holder of original notes seeking to exchange original notes for exchange notes must comply with all applicable laws and regulations in force in any jurisdiction in which it engages in such exchange and in which it thereafter purchases, offers or sells any of the notes and must obtain any consent, approval or permission required of it for the exchange or the purchase, offer or sale by it of any of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such exchange or purchases, offers or sales, and we shall not have any responsibility for such matters.

The information contained in this prospectus has been provided by us and by other sources. We believe, but cannot assure you, that information provided by other sources is accurate and complete. We also cannot assure you that an investment in our securities is appropriate for your particular circumstances. In making an investment decision, you must rely on your own examination of our company and the terms of this offering, including the merits and risks involved. The contents of this prospectus are not to be construed as legal, business or tax advice. You should consult your own attorneys, business advisors and tax advisors as to legal, business or tax advice.

This prospectus contains summaries intended to be accurate with respect to certain terms of certain documents, but we refer you to the actual documents, which will be made available to prospective investors upon request to us, for complete information with respect to these documents, and all the summaries are qualified in their entirety by such reference.


If you are a broker-dealer and you received exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. We believe that by making such acknowledgement, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933.

Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for original notes where such original notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We will make this prospectus, as amended or supplemented, available to any broker dealer for use in any such resale for a period of up to 180 days after the date of this prospectus (subject to extension in certain circumstances). A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities.

FORWARD-LOOKING STATEMENTS

Statements that are not reported financial results or other historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This prospectus, each of Bowater's annual reports to shareholders, Forms 10-K, 10-Q and 8-K, proxy statements, prospectuses and any other written or oral statement made by us or on our behalf previously or in the future may include forward-looking statements including, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax and exchange rates. These forward-looking statements are not guarantees of future performance. For these statements we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. In addition to specific factors described in connection with any particular forward-looking statement, factors that could cause actual results to differ materially include, but are not limited to, those in the "Risk Factors" section. Other risks besides those listed in the section entitled "Risk Factors" also could adversely affect us. We disclaim any obligation to publicly update or revise any forward-looking statements.

MARKET SHARE AND INDUSTRY DATA

Market share data and other statistical industry information used throughout this prospectus and the documents incorporated into this prospectus by reference are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

PROSPECTUS SUMMARY

The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents incorporated by reference into this prospectus. As used in this prospectus, unless the context indicates otherwise, "Bowater," "we," "our" and "us" refer collectively to Bowater Incorporated, the issuer of the notes, together with its consolidated subsidiaries (and "Bowater Incorporated" refers to the parent company only), except that in the "Description of Exchange Notes" section, references to "we," "our" and "us" refer solely to Bowater Incorporated and not its subsidiaries.

THE COMPANY

We are a leading producer of newsprint and coated groundwood papers. In addition, we make uncoated groundwood papers, bleached kraft pulp and lumber products. We operate facilities in the United States, Canada and South Korea and our operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and approximately 32 million acres of timber cutting rights in Canada. We market and distribute our products throughout the world. No single customer, related or otherwise, accounted for 10% or more of our 2002 consolidated sales.

We completed our acquisition of Alliance Forest Products Inc. ("Alliance") on September 24, 2001. The results of Alliance's operations have been included in our consolidated financial statements since then. Before the acquisition, Alliance was an integrated company specializing in timber harvesting and forest management, as well as the production and sale of newsprint, uncoated specialty paper, pulp, lumber and related products. Alliance had operations in Canada and the United States. The acquisition added modern, low-cost supercalendered and specialty paper production at Donnacona and Dolbeau, Quebec, enabling Bowater to offer a full spectrum of groundwood paper grades. Alliance's extensive sawmill system and approximately 18 million acres of cutting rights support Bowater's expanded operations. Also, a strategically located mill in Coosa Pines, Alabama, which produces market fluff pulp and newsprint and was modernized in the first quarter of 2002 to produce 100% recycled fiber newsprint, enhances Bowater's customer service capabilities. Bowater was incorporated in Delaware in 1964. Our principal executive offices are located at 55 East Camperdown Way, Greenville, South Carolina 29601. Our mailing address is Post Office Box 1028, Greenville, South Carolina 29602-1028, and our telephone number at that address is (864) 271-7733.

THE EXCHANGE OFFER

On June 19, 2003, we completed a private offering of the original notes. In connection with the offering of the original notes, we entered into a registration rights agreement dated June 19, 2003 with the initial purchasers of the original notes, which we call the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to:

>> conduct the exchange offer described in this prospectus;

>> use  our  reasonable  best  efforts  to  cause  the  registration   statement
   containing this prospectus to be declared effective by the SEC by December 16, 2003; and

>> complete the exchange offer within 45 days of the effective date of the registration statement.

In the exchange offer, you are entitled to exchange your original notes for exchange notes. The terms of the exchange notes are substantially identical to the terms of the original notes except that the exchange notes are registered under the Securities Act of 1933, as amended (which we refer to as the Securities Act), will be freely tradeable and, with limited exceptions, will not have registration rights. You should read the description under the heading "The Exchange Offer" beginning on page 19 and the heading "Description of the Exchange Notes" beginning on page 31 for further information about the exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange rights or, with limited exceptions, registration rights for your original notes or the exchange notes.



   The exchange offer......................    We  are  offering   to   exchange
                                               $1,000  principal  amount  of our
                                               exchange  notes  for  each $1,000
                                               principal  amount   of   original
                                               notes.  As  of  the date  of this
                                               prospectus,   $400   million   in
                                               aggregate   principal  amount  of
                                               original notes is outstanding.

                                               We have  registered  the exchange
                                               notes  under the  Securities  Act
                                               and   they   are    substantially
                                               identical to the original  notes,
                                               except  for  the  elimination  of
                                               some    transfer    restrictions,
                                               registration      rights      and
                                               liquidated   damages   provisions
                                               relating to the original notes.

   Accrued interest on the exchange.........   Interest  on  the  exchange notes
   notes and the original notes                will   accrue   from   the   last
                                               interest payment date  on   which
                                               interest was paid on the original
                                               notes or, if no interest was paid
                                               on the original notes,  from  the
                                               date of issuance of  the original
                                               notes,  which was June 19,  2003.
                                               Holders  whose original notes are
                                               accepted  for  exchange  will  be
                                               deemed to have waived  the  right
                                               to  receive any interest  accrued
                                               on the original notes.

   No minimum condition....................    We  are   not   conditioning  the
                                               exchange  offer  on the tender of
                                               any minimum  principal  amount of
                                               original notes.

   Expiration date.........................    The exchange offer will expire at
                                               5:00 p.m., New York City time, on
                                               September    ,  2003,  unless  we
                                               extend it.

   Withdrawal rights.......................    You  may withdraw  your tender at
                                               any time  prior to 5:00 p.m., New
                                               York City time, on the expiration
                                               date.

   Conditions to the exchange offer........    The exchange offer  is subject to
                                               customary  conditions,  which  we
                                               may    waive.    We     currently
                                               anticipate   that  each   of  the
                                               conditions will be satisfied  and
                                               that we will  not  need  to waive
                                               any conditions.  We  reserve  the
                                               right to  terminate  or amend the
                                               exchange offer at any time before
                                               the expiration  date if  any such
                                               condition  occurs. For additional
                                               information, see  the  subsection
                                               entitled   "The  Exchange Offer--
                                               Conditions    to   the   Exchange
                                               Offer."

   Procedures for tendering................    If you  are  a holder of original
   original notes                              notes, and you wish to accept the
                                               exchange offer, you must:

                                               >>    complete, sign and date the
                                                     accompanying    letter   of
                                                     transmittal, or a facsimile
                                                     of    the     letter     of
                                                     transmittal,  and  mail  or
                                                     otherwise    deliver    the
                                                     letter   of    transmittal,
                                                     together with your original
                                                     notes,   to  the   exchange
                                                     agent  at the  address  set
                                                     forth under the  subsection
                                                     entitled    "The   Exchange
                                                     Offer--Exchange Agent"; or

                                               >>    arrange for The  Depository
                                                     Trust  Company to  transmit
                                                     certain            required
                                                     information,  including  an
                                                     agent's   message   forming
                                                     part   of   a    book-entry
                                                     transfer in which you agree
                                                     to be bound by the terms of
                                                     the letter of  transmittal,
                                                     to the  exchange  agent  in
                                                     connection      with      a
                                                     book-entry transfer.

                                               By tendering  your original notes
                                               in  either  manner,  you  will be
                                               required  to   represent,   among
                                               other things, that:

                                               >>    you are not our "affiliate"
                                                     (as  defined  in  Rule  405
                                                     under the  Securities  Act)
                                                     or,    if   you   are   our
                                                     affiliate,  you will comply
                                                     with the  registration  and
                                                     prospectus         delivery
                                                     requirements     of     the
                                                     Securities   Act   to   the
                                                     extent applicable;

                                               >>    any  exchange  notes  to be
                                                     received  by  you  in   the
                                                     exchange   offer  will   be
                                                     acquired  in  the  ordinary
                                                     course of your business;

                                               >>    you have  no arrangement or
                                                     understanding   with    any
                                                     person  to  participate  in
                                                     the  distribution   of  the
                                                     exchange notes in violation
                                                     of  the  provisions  of the
                                                     Securities Act; and

                                               >>    if you  are  not  a broker-
                                                     dealer, you are not engaged
                                                     in, and do  not  intend  to
                                                     engage in,  a  distribution
                                                     of exchange notes.

   Special procedures for..................    If you beneficially  own original
   beneficial owners                           notes registered in the name of a
                                               broker, dealer,  commercial bank,
                                               trust  company  or other  nominee
                                               and  you  wish  to  tender   your
                                               original  notes  in the  exchange
                                               offer,  you  should  contact  the
                                               registered  holder  promptly  and
                                               instruct  it to  tender  on  your
                                               behalf.  If you wish to tender on
                                               your own behalf,  you must, prior
                                               to  completing  and executing the
                                               letter   of    transmittal    and
                                               delivering  your original  notes,
                                               either   arrange   to  have  your
                                               original notes registered in your
                                               name   or   obtain   a   properly
                                               completed  bond  power  from  the
                                               registered  holder.  The transfer
                                               of registered  ownership may take
                                               considerable time.

   Guaranteed delivery procedures..........    If  you  wish  to   tender   your
                                               original  notes and time will not
                                               permit your required documents to
                                               reach  the exchange  agent by the
                                               expiration     date,    or    the
                                               procedures      for    book-entry
                                               transfer  cannot be  completed on
                                               time,  you   may   tender    your
                                               original  notes according  to the
                                               guaranteed   delivery  procedures
                                               described   in   the   subsection
                                               entitled  "The  Exchange  Offer--
                                               Procedures for Tendering Original
                                               Notes."

   Acceptance of original notes and........    We will  accept for  exchange all
   delivery of exchange notes                  original notes which are properly
                                               tendered  in  the  exchange offer
                                               prior to 5:00 p.m., New York City
                                               time, on the expiration date. The
                                               exchange   notes  issued  in  the
                                               exchange  offer will be delivered
                                               promptly following the expiration
                                               date. For additional information,
                                               see the subsection  entitled "The
                                               Exchange   Offer--Acceptance   of
                                               Original   Notes  for   Exchange;
                                               Delivery of Exchange Notes."

   Use of proceeds.........................    We will  not receive any proceeds
                                               from  the  issuance  of  exchange
                                               notes in the  exchange  offer. We
                                               will   pay   for   our   expenses
                                               relating to the exchange offer.

   Federal income tax consequences.........    The exchange  of  exchange  notes
                                               for   original   notes   in   the
                                               exchange offer  will  not  be   a
                                               taxable event for  federal income
                                               tax  purposes.   For   additional
                                               information,   see   the  section
                                               entitled  "United  States Federal
                                               Income Tax Considerations."

   Effect on holders of original notes.....    Upon  completion  of the exchange
                                               offer, we  will  have fulfilled a
                                               covenant   contained    in    the
                                               Registration Rights Agreement. If
                                               you do not tender  your  original
                                               notes in the exchange offer:

                                               >>    you will  continue  to hold
                                                     the original notes and will
                                                     be   entitled  to  all  the
                                                     rights   and    limitations
                                                     applicable  to the original
                                                     notes  under the  indenture
                                                     governing the notes, except
                                                     for any  rights  under  the
                                                     Registration         Rights
                                                     Agreement that terminate as
                                                     a result of the  completion
                                                     of the exchange offer; and

                                               >>    you   will   not  have  any
                                                     further   registration   or
                                                     exchange  rights  and  your
                                                     original     notes     will
                                                     continue  to be  subject to
                                                     restrictions  on  transfer.
                                                     Accordingly,   the  trading
                                                     market    for    untendered
                                                     original   notes  could  be
                                                     adversely affected.

   No appraisal or dissenters' rights......    You do not have  any appraisal or
                                               dissenters' rights  in connection
                                               with the exchange offer.

   Exchange agent..........................    The Bank of  New York  is serving
                                               as  exchange  agent in connection
                                               with the exchange offer.


THE EXCHANGE NOTES
The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the exchange notes, see the section entitled "Description of the Exchange Notes."

   Issuer..................................    Bowater Incorporated

   Total amount of exchange notes..........    $400,000,000 aggregate  principal
   offered                                     amount of 6 1/2% Notes due 2013.

   Maturity date...........................    The exchange notes mature on June
                                               15, 2013.

   Redemption by us........................    We may redeem all or a portion of
                                               the  exchange  notes from time to
                                               time   at  a  price  equal to the
                                               greater of:

                                               >>  100% of  the principal amount
                                                   thereof, or

                                               >>  the sum of the  present value
                                                   of  the  principal amount and
                                                   interest  on   the   exchange
                                                   notes  being  redeemed plus a
                                                   make-whole premium,

                                               in either case,  plus accrued and
                                               unpaid interest to the redemption
                                               date.

   Interest rate and payment dates.........    The exchange  notes  will  accrue
                                               interest  from  the date of their
                                               issuance  at the  rate  of 6 1/2%
                                               per   year.   Interest   on   the
                                               exchange  notes  will be  payable
                                               semi-annually  in arrears on each
                                               June   15   and    December   15,
                                               commencing on December 15, 2003.

   Ranking.................................    The  exchange  notes  will be our
                                               unsecured obligations.

                                               The  exchange   notes  will  rank
                                               equally  with all of our existing
                                               and future senior unsecured debt.

                                               The  exchange   notes  will  rank
                                               senior  to any of our  debt  that
                                               may be expressly  subordinated to
                                               the exchange  notes,  but will be
                                               effectively  subordinated  to any
                                               secured   indebtedness   to   the
                                               extent  of  the  assets  securing
                                               that   indebtedness  and  to  all
                                               obligations  and  liabilities  of
                                               our subsidiaries to the extent of
                                               their  assets.  At June 30, 2003,
                                               Bowater   Incorporated   had   no
                                               secured    indebtedness   on   an
                                               unconsolidated   basis,  and  our
                                               consolidated   subsidiaries   had
                                               indebtedness  to third parties of
                                               approximately  $1,172 million, of
                                               which  approximately $112 million
                                               was  secured  and   approximately
                                               $598  million was  guaranteed  by
                                               Bowater     Incorporated.      In
                                               addition,      our      operating
                                               subsidiaries   have   significant
                                               current       and       long-term
                                               liabilities. As of June 30, 2003,
                                               Bowater    Incorporated   on   an
                                               unconsolidated      basis     had
                                               approximately  $1,251  million of
                                               unsecured     indebtedness    and
                                               approximately  $455  million   of
                                               additional unsecured indebtedness
                                               available  to be  borrowed  under
                                               its credit facilities.

   Certain covenants.......................    The  indenture    governing   the
                                               exchange   notes   restricts  our
                                               ability to create  certain liens,
                                               enter  into  sale and  lease-back
                                               transactions   and     merge   or
                                               consolidate.

   Transferability; market.................    The exchange notes will generally
                                               be freely  transferable  but will
                                               be a  new issue of securities for
                                               which there  may not initially be
                                               a market.  Accordingly, there can
                                               be  no  assurance   as   to   the
                                               development or liquidity  of  any
                                               market for the exchange notes.

   Use of net proceeds.....................    We  will  not  receive  any  cash
                                               proceeds from the exchange offer.

   Risk factors............................    See  the  section  entitled "Risk
                                               Factors"  beginning on page 9 for
                                               a  discussion  of   factors   you
                                               should carefully consider  before
                                               deciding  to  invest in the notes
                                               or  participate  in the  exchange
                                               offer.

SUMMARY HISTORICAL FINANCIAL DATA

The following table sets forth selected summary historical consolidated financial information for each of the last five years and for the six-month periods ended June 30, 2003 and 2002. The summary financial data as of and for the five years ended December 31, 2002, under the captions "Income Statement Data," and "Financial Position" shown below, have been derived from our audited consolidated financial statements. The selected financial data presented below as of and for the six-month periods ended June 30, 2003 and 2002 are derived from our unaudited consolidated financial statements. In the opinion of our management, all adjustments (consisting of normal recurring adjustments)
necessary for fair presentation of the unaudited consolidated financial statements have been made. The results for the six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year. This table should be read in conjunction with our other financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included in our 2002 Form 10-K and June 30, 2003 Form 10-Q incorporated by reference into this prospectus.


                                                                                                           SIX MONTHS
                                                                                                             ENDED
                                                             YEAR ENDED DECEMBER 31,                        JUNE 30,
                                             -------------------------------------------------------   -------------------

                                                2002       2001(1)     2000(1)    1999(1)    1998(1)     2003      2002
                                                ----       -------     -------    -------    -------     ----      ----
                                                        (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS AND RATIO DATA)
INCOME STATEMENT DATA

Sales .....................................  $2,581.1     $2,454.3    $2,500.3   $2,311.7   $2,142.7   $1,294.6   $1,271.0
Cost of sales, excluding depreciation,
   amortization and cost of timber harvested  2,020.7      1,688.4     1,549.9    1,625.2    1,422.2    1,070.6      979.1
Depreciation, amortization and cost of
   timber harvested........................     340.5        321.3       295.2      300.2      229.6      168.5      172.4
Distribution costs ........................     232.6        180.0       166.6      177.0      147.7      124.5      107.2
Selling and administrative expense ........     140.2        114.5       132.6       98.7       82.6       70.8       75.9
Impairment of assets ......................      28.5           --          --       92.0      119.6         --         --
Net gain on sale of assets ................      85.7        163.3         7.3      225.4       21.1      115.1       75.0
                                             --------     --------    --------   --------   --------   --------   --------
Operating income (loss) ...................     (95.7)       313.4       363.3      244.0      162.1      (24.7)      11.4
Interest income ...........................      (4.5)        (8.7)      (15.6)      (7.7)     (17.5)      (2.4)      (2.2)
Interest expense, net of capitalized
   interest................................     163.0        141.0       135.2      126.7       98.4       82.1       83.1
Other, net ................................      (3.4)        (8.0)        4.5      (30.8)      65.6       10.8        5.1
                                             --------     --------    --------   --------   --------   --------   --------
Income (loss) before income taxes and
   minority interests......................    (250.8)       189.1       239.2      155.8       15.6     (115.2)     (74.6)
Provision for income tax expense (benefit).    (100.5)        77.0        70.3       71.5       25.9      (12.7)     (25.3)
Minority interests in net income of
   subsidiaries............................      (7.9)        41.6         9.5        5.6        8.2       (7.2)      (5.8)
                                             --------     --------    --------   --------   --------   --------   --------
Income (loss) before cumulative effect of
   accounting change.......................    (142.4)        70.5       159.4       78.7      (18.5)     (95.3)     (43.5)
Cumulative effect of accounting change.....        --           --          --         --         --       (2.1)        --
                                             --------     --------    --------   --------   --------   --------   --------
Net income (loss) .........................  $ (142.4)    $   70.5    $  159.4   $   78.7   $  (18.5)  $  (97.4)  $  (43.5)
                                             ========     ========    ========   ========   ========   ========   ========
PRODUCT SALES INFORMATION
Newsprint(2) ..............................  $1,199.2     $1,438.7    $1,421.5   $1,282.2   $1,108.8   $  598.0   $  581.6
Coated and specialty papers ...............     613.1        479.6       428.4      363.9      440.3      338.0      306.1
Directory paper ...........................        --           --          --       89.4      173.5         --         --
Market pulp ...............................     498.7        403.9       546.3      434.2      272.1      240.1      242.1
Lumber and other wood products ............     270.1        132.1       104.1      142.0      148.0      118.5      141.2
                                             --------     --------    --------   --------   --------   --------   --------
                                             $2,581.1     $2,454.3    $2,500.3   $2,311.7   $2,142.7   $1,294.6   $1,271.0
                                             ========     ========    ========   ========   ========   ========   ========




                                                                                                      SIX MONTHS
                                                                                                         ENDED
                                                         YEAR ENDED DECEMBER 31,                       JUNE 30,
                                         ------------------------------------------------------   -----------------
                                            2002      2001(1)     2000(1)    1999(1)    1998(1)     2003       2002
                                            ----      -------     -------    -------    -------     ----       ----
                                                               (IN MILLIONS, EXCEPT RATIO DATA)
FINANCIAL POSITION
 Cash and cash equivalents ............ $   35.9    $   28.3    $   20.0    $   24.7  $   58.3   $   82.7   $   29.7
 Working capital ......................    (21.2)     (173.9)     (335.8)      134.7     (77.1)     302.0       85.9
 Timber and timberlands ...............    212.0       243.3       265.2       283.2     472.8      188.2      214.9
 Fixed assets, net ....................  3,645.6     3,802.8     2,981.1     2,581.3   2,885.2    3,603.1    3,722.0
 Total assets .........................  5,590.3     5,761.0     5,004.1     4,552.2   5,092.0    5,670.5    5,677.1
 Long-term debt, including current
   installments                          2,121.7     1,901.0     1,446.1     1,490.1   1,620.8    2,310.7    2,129.9
 Total debt ...........................  2,370.7     2,242.7     1,931.1     1,505.1   1,830.8    2,422.5    2,307.9
 Total capitalization(3) ..............  4,198.3     4,349.9     3,851.8     3,397.4   3,736.6    4,232.6    4,376.7
ADDITIONAL INFORMATION
 Total debt as a percentage of total
   capitalization, excluding
   revaluation of debt(4)..............     55.5%       50.4%       48.6%       42.1%    46.3%      56.3%      51.7%
 Cash flow from operations ............ $   41.2     $ 372.8    $  416.6    $  147.0  $ 274.1    $  41.1    $ (23.8)
 Cash invested in fixed assets, timber
   and timberlands.....................    238.7       246.8       283.2       198.5     223.2      150.0      125.0
 EBITDA(5) ............................    256.1       601.1       644.5       569.4     317.9      138.1      184.5
 Ratio of total debt to EBITDA(5) .....      9.3x        3.7x        3.0x        2.6x      5.8x        --         --
 Ratio of EBITDA(5) to interest expense      1.6x        4.3x        4.8x        4.5x      3.2x       1.7x       2.2x
 Ratio of earnings to fixed charges (6)       (6)        2.1x        2.5x        2.0x      1.1x       (6)        (6)
---------------

(1) In 2001, we acquired Alliance Forest Products Inc. In 2000, we acquired Newsprint South, Inc. In 1999, we sold Great Northern Paper, Inc. In 1998, we acquired Avenor Inc. and a South Korean newsprint mill.

(2) Newsprint sales do not include shipments from Ponderay Newsprint Company, an unconsolidated entity.

(3)  Total   capitalization   includes   total  debt,   minority   interests  in
     subsidiaries and shareholders' equity.

(4) The calculation of total debt as a percentage of total capitalization, excluding revaluation of debt, excludes both in the numerator and denominator, revaluation of debt assumed through acquisitions, as defined in our credit facilities agreements for the purpose of calculating a required compliance ratio of total debt to total capitalization. Total debt as a percentage of total capitalization is the most directly comparable measure using generally accepted accounting principles (GAAP). A reconciliation of the GAAP items to the calculation of total debt as a percentage of total capitalization, excluding revaluation of debt, is as follows:


                                                                                                     SIX MONTHS
                                                                                                        ENDED
                                                        YEAR ENDED DECEMBER 31,                       JUNE 30,
                                         ---------------------------------------------------    -------------------
                                            2002      2001(1)    2000(1)   1999(1)    1998(1)     2003        2002
                                            ----      -------    -------   -------    -------     ----        ----
                                                              (IN MILLIONS, EXCEPT PERCENTAGES)
 Total debt ...........................  $2,370.7    $2,242.7   $1,931.1   $1,505.1  $1,830.8   $2,422.5   $2,307.9
 Less: Revaluation of debt ............     (94.1)     (102.3)    (113.2)    (128.6)   (190.6)     (89.7)     (97.8)
                                         --------    --------   --------   --------  --------   --------   --------
                                          2,276.6     2,140.4    1,817.9    1,376.5   1,640.2    2,332.8    2,210.1
 Total capitalization .................   4,198.3     4,349.9    3,851.8    3,397.4   3,736.6    4,232.6    4,376.7
 Less: Revaluation of debt ............     (94.1)     (102.3)    (113.2)    (128.6)   (190.6)     (89.7)     (97.8)
                                         --------    --------   --------   --------  --------   --------   --------
                                          4,104.2     4,247.6    3,738.6    3,268.8   3,546.0    4,142.9    4,278.9
 Total debt as a percentage of total
   capitalization, excluding
   revaluation of debt ................      55.5%       50.4%      48.6%      42.1%     46.3%      56.3%      51.7%
                                         ========    ========   ========   ========  ========   ========   ========
 Total debt as a percentage of total
   capitalization, in accordance with
   GAAP ...............................      56.5%       51.6%      50.1%      44.3%     49.0%      57.2%      52.7%
                                         ========    ========   ========   ========  ========   ========   ========


(5) EBITDA represents earnings (loss) before interest, taxes and depreciation, amortization and the cost of timber harvested. EBITDA is not a presentation made in accordance with GAAP and should not be considered an alternative measure of operating income or to cash flows from operating activities as determined in accordance with GAAP. EBITDA is included because we believe it is a widely accepted indicator of our ability to service our debt and make capital expenditures. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

     A reconciliation of the financial statement line items reported under GAAP to the non-GAAP measure EBITDA is presented below.

                                                                                                        SIX MONTHS
                                                                                                           ENDED
                                                             YEAR ENDED DECEMBER 31,                     JUNE 30,
                                               --------------------------------------------------   ------------------
                                                 2002     2001(1)    2000(1)   1999(1)    1998(1)     2003       2002
                                                 ----     -------    -------   -------    -------     ----       ----
                                                                            (IN MILLIONS)
 Financial statement line items as reported under GAAP:
 Net income (loss) .........................   $(142.4)   $ 70.5    $159.4     $ 78.7    $ (18.5)   $(97.4)    $(43.5)
 Provision for income tax expense (benefit)     (100.5)     77.0      70.3       71.5       25.9     (12.7)     (25.3)
 Interest expense, net of capitalized            163.0     141.0     135.2      126.7       98.4      82.1       83.1
     interest ..............................
 Interest income ...........................      (4.5)     (8.7)    (15.6)      (7.7)     (17.5)     (2.4)      (2.2)
 Depreciation, amortization and cost of
     timber
     harvested .............................     340.5     321.3     295.2      300.2      229.6     168.5      172.4
                                               -------    ------    ------     ------    -------    ------     ------
 EBITDA.....................................   $ 256.1    $601.1    $644.5     $569.4    $ 317.9    $138.1     $184.5
                                               =======    ======    ======     ======    =======    ======     ======


(6) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus interest expense (excluding interest capitalized during the period and amortization of previously capitalized interest) plus the portion of rental expenses representative of the interest factor. Fixed charges consist of total interest expense (including interest capitalized during the period) plus the portion of rental expense representative of the interest factor plus amortized premium and discount related to indebtedness. In fiscal year 2002 and the six month periods ended June 30, 2003 and 2002, fixed charges exceeded earnings by $259.5 million, $120.9 million and $78.0 million, respectively.

RISK FACTORS

Before making an investment in the notes or participating in the exchange offer, you should carefully consider the following risk factors as well as the other information contained in or incorporated by reference into this prospectus. The risks described below are not the only risks facing our company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our company and your investment. If any of these risks or uncertainties actually occurs, our business, financial condition and operating results could be materially adversely affected.

RISKS RELATED TO OUR BUSINESS

INDUSTRY CONDITIONS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Our operating results reflect the cyclical pattern of the forest products industry. Most of our products are world-traded commodity products. Prices for our products have been historically volatile, and we, like other participants in the forest products industry, have limited direct influence over the timing and extent of price changes for our products. Instead, these price changes depend primarily on industry supply and customer demand. Industry supply depends primarily on available manufacturing capacity, and customer demand depends on a variety of factors, including the health of the economy in general and the strength of both print media advertising and new home construction. The United States and global economy and the market for our products have weakened significantly over the past several years, and market conditions continue to be challenging. In addition, the long-term demand for newsprint in the United States is not expected to grow appreciably.

INTENSE COMPETITION IN THE FOREST PRODUCTS INDUSTRY COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND FINANCIAL CONDITION

The markets for our products are all highly competitive. Actions by competitors can affect our ability to sell our products and can affect the prices at which our products are sold. Our industry is capital intensive, which leads to high fixed costs. Some of our competitors may be lower-cost producers in some of the businesses in which we operate, and accordingly these competitors may be less adversely affected than us by price declines.

DEVELOPMENTS IN ELECTRONIC DATA TRANSMISSION AND STORAGE COULD ADVERSELY AFFECT THE DEMAND FOR OUR PRODUCTS

Our newspaper, magazine and catalog publishing customers increasingly may use, and compete with businesses that use, electronic data transmission and storage instead of newsprint, coated paper, uncoated specialty papers or other products made by us. We cannot predict the timing or extent of this trend.

CHANGES  IN  LAWS  AND   REGULATIONS   COULD  REQUIRE   SUBSTANTIAL   ADDITIONAL
EXPENDITURES BY US TO COMPLY WITH THESE LAWS AND REGULATIONS

We are subject to a variety of foreign, federal, state and local laws and regulations dealing with trade, transportation, currency controls and the environment. Changes in, or more stringent enforcement of, these laws or regulations have required in the past, and could require in the future, substantial expenditures by us. For example, changes in environmental laws and regulations could require us to spend substantial amounts to comply with restrictions on air emissions, wastewater discharge, waste management and landfill sites, including remediation costs. Environmental laws are becoming increasingly more stringent. Consequently, our compliance and remediation costs could increase materially. For example, in April 1998, the Environmental Protection Agency promulgated new air and water quality standards for the paper industry, known as the Cluster Rule, aimed at further reductions of pollutants. We anticipate spending approximately $175 million by the end of 2003, of which approximately $152 million had been spent as of June 30, 2003, to enable our Catawba, South Carolina facility to comply with the Cluster Rule. Another example is duties imposed on lumber shipments from Canada into the United States as discussed in the section entitled "Results of Operations - Three Months Ended June 30, 2003, versus June 30, 2002 - Product Line Information - Lumber" in our June 30, 2003 Form 10-Q.

WE MAY BE SUBJECT TO UNFORESEEN ENVIRONMENTAL LIABILITIES

As an owner and operator of real estate and manufacturing and processing facilities, we may be liable under environmental laws for cleanup and other costs and damages, including tort liability and damages to natural resources, resulting from past or present spills or releases of hazardous or toxic substances on or from our current or former properties. We may incur liability under these laws without regard to whether we knew of, were responsible for or owned the property at the time of any spill or release of hazardous or toxic substances on or from our property, or at properties where we arranged for the disposal of regulated materials. Claims may arise out of currently unknown environmental conditions or aggressive enforcement efforts by governmental or private parties.

WE ARE EXPOSED TO CURRENCY FLUCTUATIONS

Changes in foreign currency exchange rates can affect our selling prices and manufacturing costs.

We compete with North American, European and Asian producers in most of our product lines. Our products are sold and denominated in both U.S. dollars and selected foreign currencies. In addition to the impact of product supply and demand, changes in the relative strength or weakness of the U.S. dollar may also affect international trade flows of these products. A stronger U.S. dollar may attract imports from producers outside North America, while a weaker U.S. dollar will encourage North American exports. A stronger dollar, increasing supply, can have a downward effect on pricing in North America, while a weaker dollar can have a positive impact on our prices in export markets. Variations in the exchange rates between the U.S. dollar and other currencies, particularly the Euro and the currencies of Canada, Sweden, Finland and certain Asian countries, significantly affect our competitive position compared to many of our competitors.

Nearly half of our manufacturing costs and certain financial liabilities are denominated in Canadian dollars. Increases in the value of the Canadian dollar versus the U.S. dollar can significantly increase our costs and thus reduce our earnings, which are reported in U.S. dollar terms. The rate of fluctuation in exchange rates in any given quarter may vary significantly. For example in some quarters exchange rates may change less than one cent, while in others the change may be several cents or more.

The impact of the changes in the Canadian-U.S. dollar exchange rate on us primarily depends on our production and sales volume, the proportion of our production and sales that occur in Canada, the proportion of our tax and other financial liabilities denominated in Canadian dollars, our hedging levels, and the magnitude, direction and duration of changes in the exchange rate. Under the exchange rates, hedging levels and operating conditions that existed for us during the quarter ended June 30, 2003, for every one-cent change in the Canadian-U.S. dollar exchange rate, our operating income, net of hedging, for the second quarter of 2003 would have been reduced by approximately $2.25 million, or approximately $9 million on an annualized basis.

We expect exchange rate fluctuations to continue to impact our costs and revenues; however, we cannot predict the magnitude or direction of this effect for any quarter, and there can be no assurance that the future effect will be similar to that set forth above.

WE ARE EXPOSED TO CHANGES IN BANKING AND CAPITAL MARKETS AND CHANGES IN INTEREST RATES

We require both short-term and long-term financing to fund our operations, including capital expenditures. Changes in banking, capital markets and/or our credit rating could affect the cost or availability of financing. In addition, we are exposed to changes in interest rates with respect to floating rate debt and in determining the interest rate of any new debt issues. Changes in the capital markets or prevailing interest rates can increase or decrease the cost or availability of financing.

CHANGES IN THE POLITICAL OR ECONOMIC CONDITIONS IN THE UNITED STATES OR OTHER COUNTRIES IN WHICH OUR PRODUCTS ARE MANUFACTURED OR SOLD CAN ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

We manufacture our products in the United States, Canada and South Korea, and sell our products throughout the world. The economic and political climate of each region has a significant impact on costs, prices of and demand for our products. Changes in regional economies or political stability, including acts of war or terrorist activities, can affect the cost of manufacturing and distributing our products, pricing and sales volume, directly affecting our results of operations. Such changes could also affect the availability or cost of insurance.

RAW MATERIAL AND ENERGY PRICES ARE VOLATILE, AND SHORTAGES OR PRICE INCREASES COULD ADVERSELY AFFECT OUR OPERATING RESULTS

We buy energy, chemicals, wood fiber, recovered paper and other raw materials on the open market. The prices for raw materials and energy are volatile and may change rapidly, directly affecting our results of operations. The availability of raw materials and energy may also be disrupted by many factors outside our control, adversely affecting our operations. We are a major user of renewable natural resources, specifically water and wood fiber. Accordingly, significant changes in climate and agricultural diseases or infestation could affect our financial condition and results of operations. The volume and value of timber that can be harvested may be limited by natural disasters such as fire, insect infestation, disease, ice storms, wind storms, flooding and other weather conditions and other causes. As is typical in the industry, we do not maintain insurance for any loss to our standing timber from natural disasters or other causes. Our supply of wood fiber is also affected by factors that impact production levels within the lumber industry such as currency fluctuations, duties, harvesting restrictions and finished lumber prices. See the section entitled "Results of Operations" in our June 30, 2003 Form 10-Q.

THERE CAN BE NO ASSURANCE THAT WE WILL RETURN TO PROFITABILITY

We reported a net loss of $142.4 million for the 2002 fiscal year and a net loss of $97.4 million for the first six months of 2003. In response to these results, we have adopted an ongoing program that involves: (i) seeking ways to increase operating efficiencies and productivity to reduce costs; (ii) a workforce reduction; (iii) reducing non-essential capital spending; (iv) selling non-strategic assets; and (v) machine closures and conversions. There can be no assurance that these steps will enable us to return to profitability.

RISKS RELATED TO THE NOTES AND OUR STRUCTURE

THE  MAJORITY OF OUR ASSETS ARE HELD,  AND THE  MAJORITY OF OUR  OPERATIONS  ARE
CONDUCTED,   BY  SUBSIDIARIES.   BOWATER   INCORPORATED   DEPENDS  HEAVILY  UPON
DISTRIBUTIONS AND PAYMENTS FROM ITS SUBSIDIARIES.

Bowater Incorporated will depend heavily on payments on intercompany loans by its subsidiaries or other distributions or payments to it to make payments on the notes. These subsidiaries are separate legal entities that have no obligation to pay any amounts due pursuant to the notes. Consequently, Bowater Incorporated cannot assure you that the amounts it receives from its subsidiaries will be sufficient to enable it to meet its obligations under the notes.

THE NOTES ARE EFFECTIVELY SUBORDINATED TO ALL LIABILITIES OF OUR SUBSIDIARIES AND TO OUR SECURED DEBT.

The majority of our assets are held, and the majority of our operations are conducted, by subsidiaries. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to all liabilities of our subsidiaries and all mandatorily redeemable preferred stock of our subsidiaries to the extent of their assets. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries' creditors. There are no limitations in the indenture pertaining to the notes on the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries other than the limitations described in the subsection entitled "Description of the Exchange Notes - Certain Covenants - Limitation on Liens."

As of June 30, 2003, our consolidated subsidiaries had indebtedness to third parties of approximately $1,172 million, of which approximately $112 million was secured and approximately $598 million was guaranteed by Bowater Incorporated. Our operating subsidiaries also have significant current and long-term liabilities. In addition, the notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes will be effectively subordinated to any secured debt we may incur as well as our outstanding secured debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. At June 30, 2003, we had secured indebtedness on a consolidated basis of approximately $112 million.

THE NOTES DO NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL DEBT OR TO TAKE OTHER ACTIONS THAT COULD NEGATIVELY IMPACT HOLDERS OF THE NOTES.

The terms of the notes permit us to incur  additional  indebtedness,  including, subject to some limitations, secured debt. See the subsection entitled "Description of the Exchange Notes - Certain Covenants - Limitation on Liens." In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, pay dividends, incur additional debt, and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the notes.

THE RATING OF THE NOTES OR ANY BOWATER RATING MAY BE REDUCED OR TERMINATED.

If one or more rating agencies reduces the rating of the notes or any Bowater rating in the future or terminates any Bowater rating, the market price of the notes would be harmed.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

We have a significant amount of indebtedness. As of June 30, 2003, we had outstanding total debt of $2,422.5 million, a deficit of earnings to fixed charges of $120.9 million and shareholders' equity of $1,738.8 million. Our substantial amount of debt could have important consequences. For example, it could:

>>     limit our ability to satisfy our obligations with respect to the notes;

>> limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

>>     increase our vulnerability to adverse economic and industry conditions;

>> require us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes;

>> limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

>> place us at a competitive disadvantage compared to our competitors that have less debt.

Our credit facilities contain various covenants including requirements to maintain adequate net worth and compliance with a specified ratio of total debt to total capital as defined in the credit facilities. Currently, these covenants require us to maintain a minimum consolidated net worth (generally defined in the credit facilities as common shareholders' equity plus any outstanding preferred stock) of $1.625 billion. In addition, these agreements impose a maximum 60% ratio of total debt (generally defined in the agreements as total debt less revaluation of debt assumed through acquisitions) to total capital (generally defined in the agreements as total debt less revaluation of debt assumed through acquisitions plus net worth including minority interest). Our continued compliance is dependent on a number of factors, many of which are outside of our control. Should events occur that would result in noncompliance, we believe that a number of acceptable options would be available to us including, but not limited to, amending the credit facilities, obtaining a waiver or pursuing additional or alternative financing arrangements, but we cannot assure that these options would be available on attractive terms or at all.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES, AND YOU MAY NOT BE ABLE TO SELL THEM QUICKLY OR AT THE PRICE YOU PAID.

The notes are a new issue of securities and there is no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers may make a market in the exchange notes, but they are not obligated to do so, and if any of them choose to make a market in the exchange notes, they may discontinue any such market making at any time, in their sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for the notes.

We also cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. We cannot assure you as to the level of liquidity of the trading market for the notes. Future trading prices of the notes will depend on many factors, including without limitation:

>>       our operating performance, financial condition and prospects;

>>       the interest of securities dealers in making a market;

>>       the market for similar securities;

>>       the number of holders of the notes;

>>       the prospects for companies in our industry generally;

>>       the number of potential buyers;

>>       any ratings published by major credit rating agencies;

>>       the amount of debt we have outstanding;

>>       the level, direction and volatility of market interest rates generally;
         and

>>       the time remaining to maturity of the notes.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. The market for the notes may be disrupted. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

IF YOU DO NOT EXCHANGE YOUR ORIGINAL NOTES FOR EXCHANGE NOTES, YOUR ORIGINAL NOTES WILL CONTINUE TO HAVE RESTRICTIONS ON TRANSFER AND MAY HAVE NO MARKET.

If you do not exchange your original notes for exchange notes in the exchange offer, or if your original notes are tendered but not accepted, your original notes will continue to have restrictions on transfer, but will no longer have registration rights or accrue additional interest as liquidated damages. In general, you may offer or sell any original notes only if the original notes are registered under the Securities Act and applicable state laws, or resold under an exemption from, or in a transaction not subject to, these laws. We do not intend to register any transfers of the original notes under the Securities Act, other than in the limited circumstances described in the Registration Rights Agreement. If any original notes are exchanged, any trading market for the original notes that remain outstanding could be adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the exchange of the exchange notes for the original notes pursuant to the exchange offer. We received aggregate net proceeds from the offering of the original notes of approximately $393 million, after deducting fees and expenses associated with the offering, which were used for the following purposes:

>> We repaid all of the approximately $70 million outstanding indebtedness under a $100 million 364-day revolving credit facility of our wholly-owned subsidiary, Bowater Canadian Forest Products Inc. ("BCFP");

>> We repaid all of the approximately $135 million outstanding indebtedness under a $500 million revolving credit facility of Bowater Incorporated;

>>     We   reduced  outstanding  amounts  under  our  $200   million   accounts
       receivable securitization arrangement by approximately $36 million;

>> We repaid approximately $140 million of the outstanding $240 million of indebtedness under a term credit facility of Bowater Incorporated; and

>> We used the approximately $12 million balance of the net proceeds plus new borrowings of approximately $40 million under our accounts receivable securitization arrangement to terminate the lease for our Covington, Tennessee paper coating facility and purchase the facility from the special purpose entity that owned the facility at a total cost of approximately $52 million.

At the time of repayment, the weighted average interest rate for obligations was as follows: for the BCFP revolving credit facility, 2.8%; for the Bowater Incorporated revolving credit facility, 3.3%; for the accounts receivable securitization arrangement, 1.9%; for the Bowater Incorporated term credit facility, 3.4%; and for the Bowater Nuway, Inc. lease, 3.2%.

The BCFP revolving credit facility matures in October 2003. We have the ability, at our option, to extend the maturity for one additional year through October 2004. The Bowater Incorporated revolving credit facility and the term credit facility mature in April 2005. The accounts receivable securitization facility expires in December 2003. The base lease commitment of Bowater Nuway Inc. would have expired on April 30, 2006.

We may borrow additional amounts under the revolving credit facilities and the accounts receivable securitization facility and apply those proceeds to general corporate purposes. Borrowings under each of the revolving credit facilities incur interest based, at our election, on specified market interest rates plus a margin tied to the credit ratings of our long-term debt.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2003. This table should be read in conjunction with our consolidated financial statements and related notes, which are incorporated by reference in this prospectus.



           (DOLLARS IN MILLIONS)                                                               JUNE 30, 2003
           -------------------------------------------------------------------------------------------------
           Short-term bank debt.................................................................  $ 111.8
                                                                                                  =======
           Long-term debt, including current installments:
              6 1/2% Notes due 2013.............................................................  $ 400.0
              Term loan, due 2004 & 2005 with interest at floating rates........................    100.0
              7.95% Notes due 2011..............................................................    600.0
              9.00% Debentures due 2009.........................................................    250.0
              9.38% Debentures due 2021.........................................................    200.0
              9.50% Debentures due in 2012......................................................    125.0
              10.63% Notes due 2010.............................................................     98.0
              10.85% Debentures due 2014........................................................     92.7
              10.50% Notes due at various dates from 2003 to 2010...............................     71.4
              10.60% Notes due 2011.............................................................     70.0
              7.75% recycling facilities revenue bonds due 2022.................................     62.0
              7.40% recycling facilities revenue bonds due 2022.................................     39.5
              Industrial revenue bonds due 2029 with interest at floating rates.................     33.5
              7.62% recycling facilities revenue bonds due 2016.................................     30.0
              10.26% Notes due at various dates from 2003 to 2011...............................     17.6
              Pollution control revenue bonds due at various dates from 2006 to 2010 with
                  interest at varying rates from 7.40% to 7.62%.................................     13.4
              Non-interest bearing loan with Government of Quebec...............................      9.8
              6.5% UDAG loan agreement due 2010.................................................      7.8
              11.00% Subordinated debt due 2003.................................................      4.4
              Non-interest bearing Notes due 2004...............................................      0.1
                                                                                                 --------
                  Total principal amount of long-term debt, including current installments......  2,225.2
              Net premiums principally from assumed debt of a prior acquisition.................     85.5
                                                                                                 --------
                  Total long-term debt including current installments........................... $2,310.7
                                                                                                 ========
           Minority interest in subsidiaries.................................................... $   71.3
                                                                                                 ========
           Shareholders' equity:
              Common stock, 1.00 par value, 100,000,000 shares authorized, 66,908,158 shares
                  issued and outstanding at June 30, 2003....................................... $   66.9
              Exchangeable shares, no par value, unlimited shares authorized 1,643,248 shares
                  issued and outstanding at June 30, 2003.......................................     78.3
           Additional paid-in capital...........................................................  1,597.4
           Retained earnings....................................................................    529.6
           Unearned compensation................................................................     (2.3)
           Accumulated other comprehensive income (loss)........................................    (48.3)
           Treasury stock, at cost 11,529,897 shares at June 30, 2003...........................   (482.8)
                                                                                                 --------
                  Total shareholders' equity.................................................... $1,738.8
                                                                                                 ========
                  Total capitalization.......................................................... $4,232.6
                                                                                                 ========




                                                                                                       15


SELECTED FINANCIAL DATA

The following table summarizes our selected historical consolidated financial information for each of the last five years and for the six-month periods ended June 30, 2003 and 2002. The selected financial data as of and for the five years ended December 31, 2002, under the captions "Income Statement Data," and "Financial Position" shown below have been derived from our audited consolidated financial statements. The selected financial data presented below as of and for the six-month periods ended June 30, 2003 and 2002 are derived from our unaudited consolidated financial statements. In the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for fair presentation of the unaudited consolidated financial statements have been made. The results for the six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year. This table should be read in conjunction with our other financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included in our 2002 Form 10-K and June 30, 2003 Form 10Q and incorporated by reference into this prospectus.

                                                                                                       SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                         JUNE 30,
                                          -------------------------------------------------------    ------------------
                                             2002       2001(1)     2000(1)    1999(1)     1998(1)      2003       2002
                                             ----       -------     -------    -------     -------      ----       ----
                                                       (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS AND RATIO DATA)
INCOME STATEMENT DATA
  Sales.................................. $2,581.1    $2,454.3    $2,500.3    $2,311.7   $2,142.7    $1,294.6   $1,271.0
  Cost of sales, excluding depreciation,
      amortization and cost of timber
      harvested..........................  2,020.7     1,688.4     1,549.9     1,625.2    1,422.2     1,070.6      979.1
  Depreciation, amortization and cost of
      timber harvested...................    340.5       321.3       295.2       300.2      229.6       168.5      172.4
  Distribution costs.....................    232.6       180.0       166.6       177.0      147.7       124.5      107.2
  Selling and administrative expense.....    140.2       114.5       132.6        98.7       82.6        70.8       75.9
  Impairment of assets...................     28.5          --          --        92.0      119.6          --         --
  Net gain on sale of assets.............     85.7       163.3         7.3       225.4       21.1       115.1       75.0
                                          --------    --------    --------    --------   --------    --------   --------
  Operating income (loss)................    (95.7)      313.4       363.3       244.0      162.1       (24.7)      11.4
  Interest income........................     (4.5)       (8.7)      (15.6)       (7.7)     (17.5)       (2.4)      (2.2)
  Interest expense, net of capitalized
      interest...........................    163.0       141.0       135.2       126.7       98.4        82.1       83.1
  Other, net.............................     (3.4)       (8.0)        4.5       (30.8)      65.6        10.8        5.1
                                          --------    --------    --------    --------   --------    --------   --------
  Income (loss) before income taxes and
      minority
      interests..........................   (250.8)      189.1       239.2       155.8       15.6      (115.2)     (74.6)
  Provision for income tax expense
      (benefit)..........................   (100.5)       77.0        70.3        71.5       25.9       (12.7)     (25.3)
  Minority interests in net income of
      subsidiaries.......................     (7.9)       41.6         9.5         5.6        8.2        (7.2)      (5.8)
                                          --------    --------    --------    --------   --------    --------   --------
  Income (loss) before cumulative effect
      of accounting change...............   (142.4)       70.5       159.4        78.7      (18.5)      (95.3)     (43.5)
  Cumulative effect of accounting change.       --          --          --          --         --        (2.1)        --
                                          --------    --------    --------    --------   --------    --------   --------
  Net income (loss)...................... $ (142.4)   $   70.5    $  159.4    $   78.7    $ (18.5)   $  (97.4)    $(43.5)
  Diluted earnings (loss) per common
      share.............................. $  (2.50)   $   1.32    $   3.02    $   1.41    $ (0.44)   $  (1.71)    $(0.77)
                                          --------    --------    --------    --------   --------    --------   --------
  PRODUCT SALES INFORMATION
  Newsprint(2)........................... $1,199.2    $1,438.7    $1,421.5    $1,282.2   $1,108.8    $  598.0     $581.6
  Coated and specialty papers............    613.1       479.6       428.4       363.9      440.3       338.0      306.1
  Directory paper........................       --          --          --        89.4      173.5          --         --
  Market pulp............................    498.7       403.9       546.3       434.2      272.1       240.1      242.1
  Lumber and other wood products.........    270.1       132.1       104.1       142.0      148.0       118.5      141.2
                                          --------    --------    --------    --------   --------    --------   --------
                                          $2,581.1    $2,454.3    $2,500.3    $2,311.7   $2,142.7    $1,294.6   $1,271.0
                                          ========    ========    ========    ========   ========    ========   ========
  FINANCIAL POSITION
  Cash and cash equivalents.............. $   35.9       $28.3       $20.0       $24.7      $58.3       $82.7      $29.7
  Working capital (deficit)..............    (21.2)     (173.9)     (335.8)      134.7      (77.1)      302.0       85.9
  Timber and timberlands.................    212.0       243.3       265.2       283.2      472.8       188.2      214.9
  Fixed assets, net......................  3,645.6     3,802.8     2,981.1     2,581.3    2,885.2     3,603.1    3,722.0
  Total assets...........................  5,590.3     5,761.0     5,004.1     4,552.2    5,092.0     5,670.5    5,677.1
  Long-term debt, including current
      installments                         2,121.7     1,901.0     1,446.1     1,490.1    1,620.8     2,310.7    2,129.9
  Total debt.............................  2,370.7     2,242.7     1,931.1     1,505.1    1,830.8     2,422.5    2,307.9
  Total capitalization(3)................  4,198.3     4,349.9     3,851.8     3,397.4    3,736.6     4,232.6    4,376.7



                                                                                                   SIX MONTHS
                                                                                                      ENDED
                                                        YEAR ENDED DECEMBER 31,                      JUNE 30,
                                           ---------------------------------------------------  ---------------
                                            2002     2001(1)    2000(1)   1999(1)    1998(1)     2003      2002
                                            ----     -------    -------   -------    -------     ----      ----
                                                              (IN MILLIONS, EXCEPT RATIO DATA)
  ADDITIONAL INFORMATION
  Total debt as a percentage of total
     capitalization, excluding
     revaluation of debt(4).............     55.5%      50.4%     48.6%      42.1%     46.3%      56.3%     51.7%
  Cash flow from operations.............   $ 41.2     $372.8    $416.6     $147.0    $274.1      $41.1    $(23.8)
  Cash invested in fixed assets, timber
     and timberlands....................    238.7      246.8     283.2      198.5     223.2      150.0     125.0
  EBITDA(5).............................    256.1      601.1     644.5      569.4     317.9      138.1     184.5
  Ratio of total debt to EBITDA(5)......      9.3x       3.7x      3.0x       2.6x      5.8x        --        --
  Ratio of EBITDA(5) to interest expense      1.6x       4.3x      4.8x       4.5x      3.2x       1.7x      2.2x
  Ratio of earnings to fixed charges(6).     (6)         2.1x      2.5x       2.0x      1.1x      (6)       (6)

--------------------------------------------------------------------------------
(1) In 2001, we acquired Alliance Forest Products Inc. In 2000, we acquired Newsprint South, Inc. In 1999, we sold Great Northern Paper, Inc. In 1998, we acquired Avenor Inc. and a South Korean newsprint mill.

(2) Newsprint sales do not include shipments from Ponderay Newsprint Company, an unconsolidated entity.

(3)  Total   capitalization   includes   total  debt,   minority   interests  in
     subsidiaries and shareholders' equity.

(4) The calculation of total debt as a percentage of total capitalization, excluding revaluation of debt, excludes both in the numerator and denominator, revaluation of debt assumed through acquisitions, as defined in our credit facilities agreements for the purpose of calculating a required compliance ratio of total debt to total capitalization. Total debt as a percentage of total capitalization is the most directly comparable measure using GAAP. A reconciliation of the GAAP items to the calculation of total debt as a percentage of total capitalization, excluding revaluation debt is as follows:


                                                                                                      SIX MONTHS
                                                                                                        ENDED
                                                         YEAR ENDED DECEMBER 31,                      JUNE 30,
                                          ---------------------------------------------------    -------------------
                                            2002      2001(1)    2000(1)   1999(1)    1998(1)      2003        2002
                                            ----      -------    -------   -------    -------      ----        ----
                                                               (IN MILLIONS, EXCEPT PERCENTAGES)
  Total debt............................  $2,370.7   $2,242.7  $1,931.1    $1,505.1  $1,830.8    $2,422.5   $2,307.9
  Less: Revaluation of debt.............     (94.1)    (102.3)   (113.2)     (128.6)   (190.6)      (89.7)     (97.8)
                                          --------   --------  --------    --------  --------    --------   --------
                                           2,276.6    2,140.4   1,817.9     1,376.5   1,640.2     2,332.8    2,210.1
  Total capitalization..................   4,198.3    4,349.9   3,851.8     3,397.4   3,736.6     4,232.6    4,376.7
  Less: Revaluation of debt.............     (94.1)    (102.3)   (113.2)     (128.6)   (190.6)     (89.7)     (97.8)
                                          --------   --------  --------    --------  --------    --------   --------
                                           4,104.2    4,247.6   3,738.6     3,268.8   3,546.0     4,142.9   4,278.9
  Total debt as a percentage of total
     capitalization, excluding
     revaluation of debt................      55.5%      50.4%     48.6%       42.1%     46.3%       56.3%     51.7%
                                          ========   ========  ========    ========  ========    ========   ========
  Total debt as a percentage of total
     capitalization, in accordance with
     GAAP...............................      56.5%      51.6%     50.1%       44.3%     49.0%       57.2%     52.7%
                                          ========   ========  ========    ========  ========    ========   ========



(5) EBITDA represents earnings (loss) before interest, taxes and depreciation, amortization and the cost of timber harvested. EBITDA is not a presentation made in accordance with GAAP and should not be considered an alternative measure of operating income or to cash flows from operating activities as determined in accordance with GAAP. EBITDA is included because we believe it is a widely accepted indicator of our ability to service our debt and make capital expenditures. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

     A reconciliation of the financial statement line items reported under GAAP to the non-GAAP measure EBITDA is presented below.



                                                                                                      SIX MONTHS
                                                                                                         ENDED
                                                        YEAR ENDED DECEMBER 31,                         JUNE 30,
                                           -------------------------------------------------    ------------------
                                             2002   2001(1)    2000(1)   1999(1)    1998(1)     2003        2002
                                             ----   -------    -------   -------    -------     ----        ----
                                                                            (IN MILLIONS)
      Financial statement line items as reported under GAAP:
      Net income (loss).................   $(142.4)   $ 70.5     $159.4     $ 78.7    $ (18.5)   $(97.4)   $(43.5)
      Provision for income tax expense
          (benefit).....................    (100.5)     77.0       70.3       71.5       25.9     (12.7)    (25.3)
      Interest expense, net of
          capitalized
          interest......................     163.0     141.0      135.2      126.7       98.4      82.1      83.1
      Interest income...................      (4.5)     (8.7)     (15.6)      (7.7)     (17.5)     (2.4)     (2.2)
      Depreciation, amortization and
          cost of timber harvested......     340.5     321.3      295.2      300.2      229.6     168.5     172.4
                                           -------    ------     ------     ------    -------    ------    ------
      EBITDA............................   $ 256.1    $601.1     $644.5     $569.4    $ 317.9    $138.1    $184.5
                                           =======    ======     ======     ======    =======    ======    ======

(6) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus interest expense (excluding interest capitalized during the period and amortization of previously capitalized interest) plus the portion of rental expenses representative of the interest factor. Fixed charges consist of total interest expense (including interest capitalized during the period) plus the portion of rental expense representative of the interest factor plus amortized premium and discount related to indebtedness. In fiscal year 2002 and the six month periods ended June 30, 2003 and 2002, fixed charges exceeded earnings by $259.5 million, $120.9 million and $78.0 million, respectively.

THE EXCHANGE OFFER

GENERAL

As of the date of this prospectus, $400 million in aggregate principal amount of the original notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to holders on or about August , 2003.

PURPOSE OF THE EXCHANGE OFFER

We issued the original notes on June 19, 2003 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the original notes may not be reoffered, resold, or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from its registration and prospectus delivery requirements is available.

In connection with the sale of the original notes, we entered into the Registration Rights Agreement with the initial purchasers of the original notes, which requires us to:

>> file an exchange offer registration statement for the original notes with the SEC on or prior to September 17, 2003;

>> use our reasonable best efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than December 16, 2003; and

>> use our reasonable best efforts to complete the exchange offer within 45 days after the effective date of the registration statement.

We have filed a copy of the  Registration  Rights Agreement as an exhibit to our
June  30,  2003  Form  10-Q,   which  is  incorporated  by  reference  into  the
registration statement of which this prospectus is a part.

We are making the exchange offer to satisfy our obligations under the Registration Rights Agreement. Other than pursuant to the Registration Rights Agreement, we are not required to file any registration statement to register any outstanding original notes. Holders of original notes who do not tender their original notes or whose original notes are tendered but not accepted in the exchange offer must rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes.

Neither we nor our board of directors recommends that you tender or not tender original notes in the exchange offer. In addition, we have not authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if so, the aggregate amount of original notes to tender.

TERMS OF THE EXCHANGE

We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, $1,000 in principal amount of exchange notes for each $1,000 in principal amount of the original notes. The terms of the exchange notes are identical in all material respects to the terms of the original notes, except that the exchange notes generally will be freely transferable by holders of the exchange notes and, with limited exceptions, will not have registration rights. The exchange notes will evidence the same indebtedness as the original notes and will be entitled to the benefits of the indenture. For additional information, see the section entitled "Description of the Exchange Notes."

The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes.

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in a series of interpretive letters addressed to third parties in other transactions. We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in exchange for the original notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act, so we can provide no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer. Based on staff interpretations issued to third parties, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each tendering holder of notes, as set forth below). For additional information on the SEC's position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available May 13, 1988; Mary Kay Cosmetics, Inc., available June 5, 1991; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of original notes who is one of our "affiliates," who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or who is a broker-dealer who purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

>>     will not be able to rely on the interpretations  of the staff of the SEC;
       and

>> must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from these requirements.

If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations, including that:

>>     you are not our  "affiliate" (as defined in Rule 405 under the Securities
       Act) or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

>> any exchange notes to be received by you in the exchange offer will be acquired in the ordinary course of your business;

>> you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

>> if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and

>> you have full power and authority to transfer your original notes in exchange for any exchange notes to be received by you, and we will acquire good and unencumbered title to the original notes you exchange, free and clear of any liens, restrictions, charges, encumbrances and adverse claims.

In addition, in connection with any resales of exchange notes, any broker-dealer who acquired original notes for its own account as a result of market-making or other trading activities, who we refer to as "participating broker-dealers," must acknowledge to us that it will deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. For additional information, see the section entitled "Plan of Distribution."

The exchange notes will accrue interest from the last interest payment date on which interest was paid on the original notes or, if no interest was paid on the original notes, from the date of issuance of the original notes, which was June 19, 2003. Holders whose original notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the original notes.

Tendering holders of the original notes will not be required to pay brokerage commissions or fees or, transfer taxes, except as specified in the instructions in the letter of transmittal, with respect to the exchange of the original notes in the exchange offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

The exchange offer will expire at 5:00 p.m., New York City time, on September , 2003, unless we, in our sole discretion, extend the period of time for which the exchange offer is open. The time and date, as it may be extended, is referred to in this prospectus as the "expiration date." The expiration date will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act. Although we have no present intention of doing so, we have the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any original notes. We may extend the expiration date by giving oral or written notice of the extension to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During the extension, all original notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

We expressly reserve the right to:

>> terminate or amend the exchange offer and not to accept for exchange any original notes not previously accepted for exchange upon the occurrence of any of the events specified below under the subsection entitled "Conditions to the Exchange Offer" which have not been waived by us; and

>> amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the original notes, whether before or after any tender of the original notes.

If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to the holders of the original notes as promptly as practicable.

For purposes of the exchange offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the original notes promptly following the expiration date.

PROCEDURES FOR TENDERING ORIGINAL NOTES

Our acceptance of original notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal. All references in this prospectus to the letter of transmittal are deemed to include a facsimile of the letter of transmittal.

A holder of original notes may tender the original notes by:

>>     properly completing and signing the letter of transmittal;

>>     properly completing any required signature guarantees;

>> properly completing any other documents required by the letter of transmittal; and

>> delivering all of the above, together with the certificate or certificates representing the original notes being tendered, to the exchange agent at its address set forth below on or prior to the expiration date; or

>>     complying with the procedure for book-entry transfer described below; or

>>     complying with the guaranteed delivery procedures described below.

The method of delivery of original notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely delivery. Holders should not send original notes or letters of transmittal to us.

The signature on the letter of transmittal need not be guaranteed if:

>> tendered original notes are registered in the name of the signer of the letter of transmittal;

>> the exchange notes to be issued in exchange for the original notes are to be issued in the name of and delivered to the holder; and

>> any untendered original notes are to be reissued in the name of the holder.

See Instruction 1 to the Letter of Transmittal. In any other case, the tendered original notes must be:

>> endorsed or accompanied by written instruments of transfer in form satisfactory to us;

>>     duly executed by the holder; and

>> the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an "eligible guarantor institution" that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

The exchange agent will make a request within two business days after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company, the "book-entry transfer facility," for the purpose of facilitating the exchange offer. We refer to the Depository Trust Company in this prospectus as "DTC." Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer the original notes into the exchange agent's account with respect to the original notes in accordance with the book-entry transfer facility's procedures for the transfer. Although delivery of original notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent's message (as defined below), must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

The exchange agent has confirmed with DTC that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as "ATOP." Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer original notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent.

The term "agent's message" means a message which:

>>     is transmitted by DTC;

>>     received by the exchange agent and forms part of the book-entry transfer;

>> states that DTC has received an express acknowledgment from a participant in DTC that is tendering original notes which are the subject of the book-entry transfer;

>> states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

>>     states that we may enforce the agreement against the participant.

If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, the holder may effect a tender if the exchange agent has received at its address set forth below on or prior to the expiration date, a letter, telegram or facsimile transmission, and an original delivered by guaranteed overnight courier, from an eligible institution setting forth:

>>     the name and address of the tendering holder;

>> the names in which the original notes are registered and, if possible, the certificate numbers of the original notes to be tendered; and

>> a statement that the tender is being made thereby and guaranteeing that within three business days after the expiration date, the original notes in proper form for transfer, or a confirmation of book-entry transfer of such original notes into the exchange agent's account at the book-entry transfer facility and an agent's message, will be delivered by the eligible institution together with a properly completed and duly executed letter of transmittal and any other required documents.

Unless original notes being tendered by the above-described method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when:

>> the tendering holder's properly completed and duly signed letter of transmittal, or a properly transmitted agent's message, accompanied by the original notes or a confirmation of book-entry transfer of the original notes into the exchange agent's account at the book-entry transfer facility is received by the exchange agent; or

>> a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

Issuances of exchange notes in exchange for original notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal and any other required documents and the tendered original notes or a confirmation of book-entry and an agent's message.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of original notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We have the absolute right to reject any and all tenders of any original notes not properly tendered and not to accept any original notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also have the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any original notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions contained in the letter of transmittal, by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor will any of us incur any liability for failure to give such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the original notes.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering original notes for exchange notes exchanges, assigns and transfers the original notes to us and irrevocably constitutes and appoints the exchange agent as his agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. We call the party tendering notes the "transferor." The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes or transfer ownership of such original notes on the account books maintained by a book-entry transfer facility. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

The transferor certifies that:

>>     it is not our  "affiliate"  (as defined in Rule 405 under the  Securities
       Act) or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

>> any exchange notes to be received by it in the exchange offer will be acquired in the ordinary course of its business;

>> it has no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

>> if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of exchange notes; and

>> it has full power and authority to transfer its original notes in exchange for any exchange notes to be received by it, and we will acquire good and unencumbered title to the original notes it exchanges, free and clear of any liens, restrictions, charges, encumbrances and adverse claims.

In addition, in connection with any resales of exchange notes, any broker-dealer who acquired the original notes for its own account as a result of market-making or other trading activities must acknowledge to us that it will deliver a prospectus meeting the requirements of the Securities Act. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the original offering of the original notes, with the prospectus contained in an exchange offer registration statement. Under the Registration Rights Agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. For additional information, see the section entitled "Plan of Distribution."

WITHDRAWAL RIGHTS

Tenders of original notes may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any notice of withdrawal must:

>> specify the name of the person having tendered the original notes to be withdrawn;

>> identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

>>     specify the principal amount of original notes to be withdrawn;

>> include a statement that the holder is withdrawing his election to have the original notes exchanged;

>> be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

>> specify the name in which any such original notes are to be registered, if different from that of the person who tendered the original notes.

The exchange agent will return the properly withdrawn original notes promptly following receipt of the notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties.

Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of original notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the original notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the original notes will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under the subsection entitled "Procedures for Tendering Original Notes" above at any time prior to the expiration date.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, on the expiration date, all original notes properly tendered and not properly withdrawn and will issue the exchange notes promptly after such acceptance. See the subsection entitled "Conditions to the Exchange Offer" below for more detailed information. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, and if, we have given oral or written notice of our acceptance to the exchange agent.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note.

In all cases, issuance of exchange notes for original notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

>> certificates for the original notes or confirmation of book-entry transfer of the original notes into the exchange agent's account at the book-entry transfer facility;

>> a properly completed and duly executed letter of transmittal, or a properly transmitted agent's message; and

>>    all other required documents.

If any tendered original notes are not accepted for any reason described in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. In the case of original notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility. In either case, the original notes will be returned as promptly as practicable after the expiration of the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if at any time before the acceptance of the original notes for exchange or the exchange of the exchange notes for such original notes, any of the following conditions exist:

>> the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC;

>> any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

>> any governmental approval shall not have been obtained, which we deem necessary for the consummation of the exchange offer.

Regardless of whether any of the conditions has occurred, we may amend the exchange offer in any manner which, in our good faith judgment, is advantageous to holders of the original notes.

The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to the condition or we may waive any condition in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of the right and each right will be deemed an ongoing right which we may assert at any time and from time to time.

If we waive or amend the conditions above, we will, if required by law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of the waiver or amendment, if the exchange offer would otherwise expire within the five business-day period. Any determination by us concerning the events described above will be final and binding upon all parties.

The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered.

EXCHANGE AGENT

The Bank of New York, has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:



             By Registered or                            By Facsimile:                        By Hand or Overnight
             Certified Mail:                            (212) 298-1915                              Courier:
           The Bank of New York                                                               The Bank of New York
        Corporate Trust Operations                   Confirm by Telephone:                 Corporate Trust Operations
           Reorganization Unit                          (212) 815-3750                         Reorganization Unit
          101 Barclay Street, 7E                                                        101 Barclay Street, Lobby Window
         New York, New York 10286                                                           New York, New York 10286
          Attention: Kin Lau 7E                                                               Attention: Kin Lau 7E

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

We will pay the estimated cash expenses to be incurred in connection with the exchange offer, which includes fees and expenses of the exchange agent, trustee, registration fees, accounting, legal, printing and related fees and expenses. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the original notes and in handling or forwarding tenders for their customers.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to this prospectus, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in the jurisdiction and extend the exchange offer to holders of original notes in the jurisdiction.

TRANSFER TAXES

We will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. However, the transfer taxes will be payable by the tendering holder if:

>> certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered; or

>> tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

>> a transfer tax is imposed for any reason other than the exchange of original notes pursuant to the exchange offer.

We will bill the amount of the transfer taxes directly to the tendering holder if satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, and the exchange notes need not be delivered until the transfer taxes are paid.

ACCOUNTING TREATMENT

For accounting purposes, we will not recognize gain or loss upon the exchange of the exchange notes for original notes. We will amortize expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

Holders of original notes who do not exchange their original notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the original notes. Original notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the original notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act.

Participation in the exchange offer is voluntary, and holders of original notes should carefully consider whether to participate. Holders of original notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of original notes who do not tender their original notes in the exchange offer will continue to hold the original notes and will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered original notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered original notes could be adversely affected.

We may in the future seek to acquire, subject to the terms of the indenture, untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes which are not tendered in the exchange offer.

RESALE OF EXCHANGE NOTES

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. We have not sought our own interpretive letter, and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by a holder, other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

>> the exchange notes are acquired in the ordinary course of the holder's business;

>> the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

>> the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

However, any holder who:

>>    is an "affiliate" of ours;

>> has an arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer; or

>> is a broker-dealer who purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

could not rely on the applicable interpretations of the staff and must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds original notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. Each such broker-dealer that receives exchange notes for its own account in exchange for original notes, where the broker-dealer acquired the original notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such exchange notes. For more detailed information, see the section entitled "Plan of Distribution."

In addition, to comply with the securities laws of various jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the Registration Rights Agreement and subject to specified limitations therein, to use our reasonable best efforts to register or qualify the exchange notes for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any of certain limited classes of holders of the exchange notes may reasonably request. Such registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any exchange notes. We have also agreed to use our reasonable best efforts to cause the exchange notes to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable sellers of the exchange notes to dispose of such notes, subject to certain limitations.

SHELF REGISTRATION STATEMENT

If:

>> any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

>>  for any reason the exchange offer is not completed by January 30, 2004;

>> any holder of the original notes, other than the initial purchasers, is not eligible to participate in the exchange offer;

>> an eligible holder who complies with the material terms of the exchange offer does not receive exchange notes that may be sold without restrictions under state and federal securities laws; or

>> the original notes held by an initial purchaser have the status of unsold allotments in an initial distribution, and the initial purchaser so requests,

 we will, at our cost:

>> use our reasonable best efforts to file, as promptly as practicable and in any event on or prior to 30 days after such filing obligation arises, a shelf registration statement covering resales of the original notes or exchange notes, as applicable;

>> use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 120 days after such filing obligation arises; and

>> use our reasonable best efforts to keep the shelf registration effective until June 19, 2005, subject to extension in certain circumstances (or until all notes covered by the shelf registration are sold, if earlier).

If we file a shelf registration statement, we will provide to each holder of the notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement for the notes has become effective, and take other actions as are required to permit unrestricted resales of the notes.

A holder of notes that sells the notes pursuant to the shelf registration statement generally will be:

>> required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

>> subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

>> bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including indemnification obligations.

In addition, each holder of the notes will be required to deliver information to be used in connection with the shelf registration statement within the time periods described in the Registration Rights Agreement in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph. Each holder of registrable notes covered by the shelf registration statement will be afforded an opportunity to review the shelf registration statement and any amendments or supplements to the shelf registration statement or the related prospectus prior to such document being filed with the SEC, and in certain circumstances, we will incorporate changes in such documents at the request of holders of a majority in aggregate principal amount of registrable notes covered by the shelf registration statement.

         LIQUIDATED DAMAGES

If any one or more of the following (a "registration default") occurs:

>> the exchange offer registration statement is not filed with the SEC on or before September 17, 2003;

>> the exchange offer registration statement is not declared effective on or before December 16, 2003;

>> the exchange offer is not completed on or before the 45th day following the date of the effectiveness of the registration statement or, if that day is not a business day, then the next day that is a business day; or

>> the shelf registration statement is required to be filed but it is not filed or declared effective within the time periods required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), the interest rate borne by the original notes will be increased by 0.25%. We refer to this increase in the interest rate on the notes as "liquidated damages." Such interest is payable in addition to any other interest payable from time to time with respect to the notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

Under certain circumstances, we may delay the filing or the effectiveness of the exchange offer or the shelf registration and shall not be required to maintain its effectiveness or amend or supplement it for a period of up to 60 days during any 12-month period. Any delay period will not alter our obligation to pay liquidated damages with respect to a registration default.

DESCRIPTION OF THE EXCHANGE NOTES

The terms of the exchange notes are substantially identical to the terms of the original notes except that the exchange notes are registered under the Securities Act, will be freely tradeable and, with limited exceptions, will not have registration rights. We refer to the exchange notes in this section simply as the "notes."

GENERAL

We will issue the notes under an indenture, which is a contract between us and The Bank of New York, as trustee. The trustee's main role is to enforce your rights against us if we default. We describe some limitations on the extent to which the trustee acts on your behalf under the subsection entitled "Remedies if an Event of Default Occurs." The trustee will also act as registrar, paying agent and authenticating agent, and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

The following description of the provisions of the indenture is only a summary. This summary is not complete. We recommend that you read the entire indenture carefully before investing in the notes. You can obtain a copy of the indenture by following the directions under the caption "Where You Can Find More Information About Bowater Incorporated" on page (ii) of this prospectus.

The amount of debt securities we can issue under the indenture is unlimited. We may issue additional notes of the same series as the notes without your consent and without notifying you. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the notes. Any such additional notes, together with the notes offered by this memorandum, will constitute a single series of debt securities under the indenture. The notes will be issued in principal amounts of $1,000 and any integral multiple thereof.

After the completion of the exchange offer, the Trust Indenture Act of 1939 will be deemed to apply to the indenture, and we refer you to the Trust Indenture Act for additional terms and definitions that will apply to the indenture at that time.

Some of the terms used in this section are defined in the subsection entitled "Definitions for Certain Covenants" below. WHEN WE REFER TO "BOWATER," "WE," "OUR" OR "US," IN THIS SECTION, WE REFER ONLY TO BOWATER INCORPORATED, A DELAWARE CORPORATION, AND NOT TO ITS SUBSIDIARIES.

PRINCIPAL, MATURITY AND INTEREST

The notes will be a series of debt securities under the indenture. We will issue the notes in an initial aggregate principal amount of $400,000,000.

The notes will mature on June 15, 2013. Interest will accrue from the issue date of the notes at a rate equal to 6 1/2% per year. We will pay interest on the notes on June 15 and December 15 of each year, beginning on December 15, 2003. The notes will not be entitled to any sinking fund.

RANKING

The notes will be our unsecured obligations and will rank equally with all of our existing and future senior unsecured debt. The notes will rank senior to any of our debt that may be expressly subordinated to the notes, but will be effectively subordinated to any secured indebtedness to the extent of the assets securing that indebtedness.

The majority of our assets are held, and the majority of our operations are conducted, by subsidiaries. As a result, we depend heavily upon payments on intercompany loans by our subsidiaries or other distributions or payments to us to make payments on the debt. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes. We cannot assure you that the amounts we receive from our subsidiaries will be sufficient to enable us to meet our obligations under the notes. In addition, none of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to all liabilities of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries' creditors. There are no limitations in the indenture pertaining to the notes on the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries other than the limitations described in the subsection entitled "Description of the Exchange Notes - Certain Covenants - Limitation on Liens."

As of June 30, 2003, Bowater Incorporated had no secured indebtedness on an unconsolidated basis, and our consolidated subsidiaries had indebtedness to third parties of approximately $1,172 million, of which approximately $112 million was secured and approximately $598 million was guaranteed by Bowater Incorporated. In addition our operating subsidiaries have significant current and long-term liabilities. As of June 30, 2003, Bowater Incorporated on an unconsolidated basis had approximately $1,251 million of unsecured indebtedness and approximately $455 million of additional unsecured indebtedness available to be borrowed under its credit facilities.

OPTIONAL REDEMPTION

We may redeem some or all of the notes at any time. If we choose to redeem any notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the redemption date:

>>     100% of the principal amount of the notes being redeemed; or

>> the sum of the present values of the remaining scheduled payments of the principal of and interest on the notes being redeemed, discounted to the redemption date in accordance with standard market practice (on a semiannual compounding basis and assuming a 360-day year consisting of twelve 30-day months) at the treasury rate referred to below plus 45 basis points.

If we choose to redeem any notes, we will mail a notice of redemption not less than 30 days and not more than 60 days before the redemption date. If we are redeeming less than all the notes, the trustee will select the particular notes to be redeemed by lot or pro rata or by another method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the notes on any redemption date, the following terms have the meanings set forth below:

"Treasury rate" means the semiannual equivalent yield to maturity of the treasury security, referred to below, that corresponds to the treasury price referred to below, calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date.

"Treasury security" means the United States Treasury security that the treasury dealer, referred to below, determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the notes being redeemed in a tender offer based on a spread to United States Treasury yields.

"Treasury price" means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," except that:

>> if that release (or any successor release) is not published or does not contain that price information on that trading day; or

>> if the treasury dealer determines that price information is not reasonably reflective of the actual bid-side price for the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that

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

       trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

"Treasury dealer" means each of UBS Securities LLC and J.P. Morgan Securities Inc. (or their respective successors) or, if either of them (or their respective successors) refuses to act as treasury dealer for these purposes or ceases to be a primary government securities dealer, another nationally recognized investment banking firm that is a primary U.S. government securities dealer specified by us for these purposes.

All determinations made by the treasury dealer with respect to determining the redemption price will be final and binding on all parties, absent manifest error.

CERTAIN COVENANTS

We define some of the terms we use in the next two subsections below under the section entitled "Definitions for Certain Covenants."

         LIMITATION ON LIENS

Neither Bowater nor any Restricted Subsidiary may create, incur, assume or suffer to exist any Lien upon any Principal Property, whether owned at the date of the indenture or acquired later, to secure any Indebtedness, without securing the notes (together with, if Bowater so determines, any Indebtedness of Bowater or any Restricted Subsidiary that is not subordinate to the notes and any debt securities of any other series then outstanding under the indenture) by that Lien equally and ratably with, or prior to, any and all other Indebtedness secured by it, so long as that Indebtedness is so secured.

The foregoing restriction will not apply to Indebtedness secured solely by:

>> Liens existing on the date of the indenture (including those securing any refinancing of debt underlying such liens);

>> Liens on any property existing at the time Bowater or a Restricted Subsidiary acquires it, subject to certain limitations;

>>     Liens in favor of Bowater or any wholly-owned Restricted Subsidiary;

>> Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

>> Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving the property, or to secure all or part of such property, subject to certain limitations;

>> Liens securing obligations issued by a State, territory or possession of the United States or the District of Columbia to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel or in accordance with an Internal Revenue Service ruling, includible in gross income by reason of Section 103(a) of the Internal Revenue Code of 1986, as amended; and

>> any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses, subject to certain limitations.

Bowater and its Restricted Subsidiaries may create, incur, assume or suffer to exist Liens securing any Indebtedness without equally and ratably securing the notes and other debt securities issued under the indenture, provided that the aggregate amount of such Indebtedness and Attributable Debt with respect to Sale and Lease-Back Transactions does not exceed 10% of Bowater's Consolidated Net Tangible Assets.

         LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

Neither Bowater nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transactions with respect to any Principal Property unless the aggregate amount of all Attributable Debt with respect to Sale and Lease-Back Transactions plus the aggregate amount of Indebtedness secured by Liens incurred without equally and ratably securing the notes pursuant to the subsection entitled "Limitation on Liens" above, would not exceed 10% of Bowater's
Consolidated Net Tangible Assets. The foregoing restriction will not apply to, and there shall be excluded from Attributable Debt in any computation described herein or in the subsection entitled "Limitation on Liens" with respect to Sale and Lease-Back Transactions if:

>> the lease in such Sale and Lease-Back Transaction is for a period, including renewal rights, of three years or less;

>> Bowater or any Restricted Subsidiary, within 180 days after the Sale and Lease-Back Transaction, applies an amount not less than the greater of the net proceeds of the Sale and Lease-Back Transaction or the fair value of the Principal Property at the time of the Sale and Lease-Back Transaction to (a) the prepayment or retirement of Funded Debt of Bowater or any of its Restricted Subsidiaries, subject to certain limitations, or
       (b) the purchase of other property which will constitute Principal Property, subject to certain limitations;

>> the lease in such Sale and Lease-Back Transaction secures or relates to obligations issued by a State, territory or possession of the United States or the District of Columbia to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel or in accordance with an Internal Revenue Service ruling, includible in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code of 1986, as amended; or

>> such Sale and Lease-Back Transaction is entered into between Bowater and a wholly-owned subsidiary or between wholly-owned subsidiaries.

       DEFINITIONS FOR CERTAIN COVENANTS

"ATTRIBUTABLE DEBT" means, at the time any determination thereof is to be made, with respect to any lease under which Bowater or any of its Restricted Subsidiaries is liable, the total net amount of rent Bowater or its Restricted Subsidiary must pay under such lease during its remaining term, using a discount rate equal to the weighted average yield to maturity of the notes. By "net" amount of rent we mean the rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

"CONSOLIDATED NET TANGIBLE ASSETS" means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

>>       all current liabilities, and

>>       all goodwill,  trade  names,  trademarks,  patents,  unamortized   debt
         discount and expense and other like intangibles,

all as set forth on the most recent quarterly balance sheet of Bowater and its consolidated subsidiaries and computed in accordance with accounting principles generally accepted in the United States.

"FUNDED DEBT" means

(1) all Indebtedness having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities); and

(2) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with accounting principles generally accepted in the United States (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

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

"INDEBTEDNESS" means, at any time, without duplication:

>>     all obligations for borrowed money,

>> all obligations evidenced by bonds, debentures, notes or other similar instruments, and

>> all obligations in respect of any letters of credit supporting any Indebtedness of others and guarantees of Indebtedness of others.

"LIEN" means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement having substantially the same economic effect as any of these.

"PRINCIPAL PROPERTY" means

(1) any mill, converting plant, manufacturing plant or other facility owned on the date of the indenture or thereafter acquired by Bowater or any Restricted Subsidiary that is located within the continental United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which, on the date as of which the determination is being made, exceeds 1% of Bowater's Consolidated Net Tangible Assets, and

(2) Timberlands, in each case other than:

>> any property which, in the opinion of Bowater's board of directors as evidenced by a board resolution, is not of material importance to the business conducted by Bowater and its Restricted Subsidiaries as an entirety,

>> a portion of any property which, in the opinion of Bowater's board of directors as evidenced by a board resolution, is not of material importance to the use or operation of such property, or

>>     any oil, gas or other minerals or mineral rights.

"REALTY SUBSIDIARY" means a subsidiary engaged primarily in the development and sale or financing of real property.

"RESTRICTED SUBSIDIARY" means a subsidiary of Bowater (1) substantially all the property of which is located, or substantially all the business of which is carried on, within the continental United States and (2) which owns a Principal Property, but does not include a Realty Subsidiary.

"SALE AND LEASE-BACK TRANSACTION" means any arrangement whereby Bowater or one of its Restricted Subsidiaries has sold or transferred, or will sell or transfer, property to a third party and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

"TIMBERLANDS" means any real property of Bowater or any Restricted Subsidiary located within the continental United States which contains (or upon completion of a growth cycle then in process is expected to contain) standing timber of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development or sale and not primarily for the production of any lumber or other timber products.

         MERGERS AND SIMILAR EVENTS

Bowater may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, nor may Bowater permit another entity to consolidate with or merge into Bowater or convey, transfer or lease its properties and assets substantially as an entirety to Bowater, unless:

>> If Bowater is not the principal survivor, the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State or the District of Columbia;

>> the successor person expressly assumes our obligations on the notes and under the indenture;

>> after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, would occur and be continuing; and

>> either Bowater or the successor person takes all necessary steps to bring any secured Indebtedness into compliance with the limitation on liens covenant.

MODIFICATION AND WAIVER

Acting with the trustee, we may modify and amend the indenture upon receiving the consent of the holders of 50% of the principal amount of the outstanding original notes and exchange notes, taken together. However, we may not, without the consent of each holder of the original notes and the exchange notes:

>>     change the stated maturity of the principal or interest on a note;

>>     reduce any amounts due on a note;

>> reduce the amount of principal payable upon acceleration of the maturity of a note following a default;

>>     change the place or currency of payment of a note;

>>     impair your right to sue for payment;

>> reduce the percentage of holders of the notes whose consent is needed to modify or amend the indenture;

>> reduce the percentage of holders of the notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

>> modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Acting with the trustee, we may also modify and amend the indenture without your consent in limited circumstances such as clarifications and changes that would not adversely affect you.

The holders of 50% of the principal amount of the outstanding notes may waive, before the time for compliance, our compliance with the restrictive covenants in the indenture. The holders of at least a majority of the principal amount of the outstanding notes may, on behalf of all holders of the notes, waive any past default under the indenture, except:

>> a default in the payment of principal of, premium, if any, or interest on the notes; and

>> a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note.

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes that are entitled to vote or take other action under the indenture in accordance with applicable laws. In limited circumstances, the trustee will be entitled to set a record date for action by you. If we or the trustee sets a record date for a vote or other action to be taken by you, that vote or action may be taken only by persons who are holders of outstanding notes on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it sets the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

You should consult your bank or broker for information on how approval may be granted or denied if we seek to change the indenture or the notes or request a waiver.

REPORTS

Bowater will deliver to the trustee (or make available through the SEC's EDGAR system), within 5 days after it is required to file them with the SEC, the annual and quarterly financial statements that it files with the SEC, including, with respect to annual information only, a report thereon by its certified independent public accountants. Even if Bowater is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities

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

Exchange Act of 1934, the indenture for the notes requires Bowater to continue to file with, or furnish to the SEC and to provide to the trustee (or make available through the SEC's EDGAR system):

(1) within 120 days after the end of each fiscal year, annual reports on Form 10-K (or any successor form) containing the information required to be contained therein;

(2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor form); and

(3) promptly from time to time after the occurrence of an event required to be reported by Form 8-K (or any successor form), a Form 8-K with respect to that event;

provided, however, that Bowater will not be obligated to file such reports with the SEC if the SEC does not permit such filings.

DEFEASANCE

         FULL DEFEASANCE

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the notes, which we call full defeasance, if we put in place the following other arrangements, subject to certain conditions, for repayment of the notes:

>> We must deposit in trust for your benefit a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

>> There must be a change in current federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves. Under current federal tax law, the deposit and our legal release from the notes would be treated as though we took back the notes and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the notes given back to us.

>> We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

         COVENANT DEFEASANCE

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the notes. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must do the following, subject to certain conditions:

>> We must deposit in trust for your benefit a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

>> We must deliver to the trustee a legal opinion of our counsel confirming that we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the notes would no longer apply:

>> Bowater's promises regarding conduct of its business previously described above under the subsection entitled "Certain Covenants";

>> Bowater's obligations previously described above under the subsection entitled "Reports";

>> the conditions that apply when Bowater merges or engages in similar transactions, as previously described above under the subsection entitled "Mergers and Similar Events"; and

>> the events of default relating to breach of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described below under the subsection entitled "Events of Default."

If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the notes became immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

EVENTS OF DEFAULT

The term "event of default" means any of the following:

>>     Bowater does not pay interest on a note within 30 days of its due date;

>> Bowater does not pay the principal or any premium on a note on its due date;

>> Bowater fails to perform any restrictive covenant or other term of the indenture for 60 days after receipt of notice of such breach and a request to cure from the trustee or holders of at least 25% of the principal amount of the notes outstanding; or

>> Bowater files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

REMEDIES IF AN EVENT OF DEFAULT OCCURS

If an event of default has occurred and has not been cured, the trustee or the holders of 25% of the principal amount of the outstanding notes may declare the entire principal amount of all the notes to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all notes will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the notes if we get current in our payments (other than accelerated payments) and all other events of default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee, which is called an indemnity. If reasonable indemnity is provided, the holders of a majority of the principal amount of the outstanding notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

Before you may bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

>> you must give the trustee written notice that an event of default has occurred and remains uncured;

>> the holders of 25% in principal amount of all outstanding notes must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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

>> the trustee must have not taken action for 60 days after the receipt of the above notice and offer of indemnity; and

>> the holders of a majority in principal amount of all outstanding notes must not have given the trustee any direction inconsistent with that request during such 60 day period.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your notes on or after their due date.

We will furnish to the trustee every year a written statement regarding our performance of our obligations under the indenture and any default in such performance.

THE TRUSTEE

The trustee's current address is 101 Barclay Street, Floor 8W, New York, New York 10286. The trustee also serves as the registrar and transfer agent for our common stock, is a lender under certain of our credit facilities and serves as a trustee under other debt securities issued by our subsidiaries having an aggregate principal amount of $919 million and in connection with certain of our pension plans. BNY Capital Markets, Inc., an affiliate of the trustee, was an initial purchaser of the original notes and purchased $17.4 million in principal amount of the original notes.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the note holders by such appropriate judicial proceedings as the trustee shall deem necessary to protect and enforce such rights.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

GOVERNING LAW

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

The notes will be represented by one or more global notes (the "Global Notes") in definitive form. The Global Notes will be deposited on the issue date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (referred to in this prospectus as the "Global Note Holder"). The Global Notes will be subject to certain restrictions on transfer and will bear the legend regarding these restrictions set forth under the heading "Notice to Investors." DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised us as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Societe Anonyme, Luxembourg (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers of the original notes), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to that extent.

So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder of outstanding notes represented by such Global Notes under the indenture. Except as provided below, owners of notes will not be entitled to have notes registered in their names and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the issuer of the notes nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, the issuer of the notes and the trustee may treat the persons in whose names any notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the issuer of the notes nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for notes in definitive form. Upon any such issuance, the trustee is required to register such notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form. In addition, if (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture, then, upon surrender by the Global Note Holder of its Global Note, notes in such form will be issued to each person that such Global Note Holder and DTC identify as being the beneficial owner of the related notes.

Neither Bowater nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and the issuer of the notes and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion addresses the material U.S. federal income tax considerations relating to the Exchange Offer and the purchase, ownership and disposition of the notes. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable treasury regulations promulgated or proposed under the Code, judicial authority and current administrative rulings and practice. All of these authorities may change without notice, possibly on a retroactive basis. This summary deals only with holders that will hold notes as capital assets within the meaning of Section 1221 of the Code. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions; tax-exempt organizations; insurance companies; traders or dealers in securities or currencies; custodians, nominees or similar financial intermediaries holding notes for others; or persons that will hold notes as a position in a hedging transaction, straddle or conversion transaction for tax purposes. This summary does not discuss the tax consequences of any conversion of currency into or out of the U.S. dollar as such a conversion relates to the purchase, ownership or disposition of the notes. We have not sought any ruling from the Internal Revenue Service (IRS) with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS will agree with such statements and conclusions.

PROSPECTIVE  INVESTORS IN THE NOTES SHOULD  CONSULT  THEIR OWN TAX ADVISORS WITH
RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Because the exchange notes will not differ materially in kind or extent from the original notes, your exchange of original notes for exchange notes will not constitute a taxable disposition of the original notes for United States federal income tax purposes. As a result, you will not recognize income, gain or loss on your exchange of original notes for exchange notes, your holding period for the exchange notes will generally include your holding period for original notes, your adjusted tax basis on the exchange notes will generally be the same as your adjusted tax basis in your original notes and all of the United States federal income tax consequences associated with owning the original notes should continue to apply to the exchange notes.

PLAN OF DISTRIBUTION

Generally, exchange notes will be distributed in exchange for the original notes pursuant to the exchange offer as described above under the heading "The Exchange Offer."

We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer, and to the best of our knowledge and belief, each person participating in the exchange offer is acquiring the exchange notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be received in the exchange offer.

The staff of the SEC has taken the position that any broker-dealer that elects to exchange original notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for exchange notes in the exchange offer may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes (other than a resale of an unsold allotment resulting from the initial offering of the original notes).

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Under current positions taken by the staff of the SEC, broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for original notes where the broker-dealer acquired the original notes as a result of market-making activities or other trading activities. To the extent a broker-dealer participates in the exchange offer and so notifies us, we have agreed to keep the registration statement containing this prospectus continually effective and to make this prospectus, as amended or supplemented, available to the broker-dealer for use in connection with any such resale for a period of up to 180 days after the registration statement containing this prospectus is declared effective (subject to extension in certain circumstances). We will promptly send additional copies of this prospectus and any amendment or supplement to any broker-dealer that requests the documents in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

>>       in the over-the-counter market;

>>       in negotiated transactions;

>>       through the writing of options on the exchange notes; or

>>       through a combination of the above methods of resale.

Any such sale may be at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealer. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to broker-dealers that exchange original notes acquired for their own accounts as a result of market-making activities or other trading activities in the exchange offer for exchange notes.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which:

>> makes any statement in this prospectus, the registration statement containing this prospectus or any document incorporated by reference in the registration statement untrue in any material respect;

>> requires the making of any changes in the prospectus to make the statements in the prospectus, the registration statement containing this prospectus or any document incorporated by reference in the registration statement not misleading; or

>> may impose upon us disclosure obligations that may have a material adverse effect on us,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Harry F. Geair, our Vice President - General Counsel and Secretary. As of the date of this memorandum, Mr. Geair beneficially owns approximately 73,756 shares of Bowater Incorporated common stock (including shares underlying currently exercisable stock options), stock appreciation rights with respect to 27,600 shares of Bowater Incorporated common stock and phantom stock units with respect to approximately 267 shares of Bowater Incorporated common stock.

EXPERTS

The consolidated financial statements and schedule of Bowater Incorporated and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of that firm as experts in accounting and auditing. The audit reports covering the December 31, 2002 consolidated financial statements contain an explanatory paragraph that refers to Bowater's adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" effective January 1, 2002.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS DOES NOT OFFER TO EXCHANGE EXCHANGE NOTES FOR ORIGINAL NOTES OR SOLICIT AN OFFER TO EXCHANGE ORIGINAL NOTES FOR EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE ON THE COVER PAGE. BY DELIVERING THIS PROSPECTUS, WE DO NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THAT DATE.
--------------------------------------------------------------------------------

         TABLE OF CONTENTS


Where You Can Find More Information                      ii
     About Bowater Incorporated ..............
Important Notice to Readers ..................           ii
Forward-Looking Statements ...................          iii
Market Share and Industry Data ...............          iii
Prospectus Summary ...........................            1
Risk Factors .................................            9
Use of Proceeds ..............................           14
Capitalization ...............................           15
Selected Financial Data ......................           16
The Exchange Offer ...........................           19
Description of the Exchange Notes ............           31
U.S. Federal Income Tax Considerations .......           41
Plan of Distribution .........................           42
Legal Matters ................................           43
Experts ......................................           43



                                   PROSPECTUS


                                  August , 2003



                                  $400,000,000




                             [BOWATER LOGO OMITTED]






                              BOWATER INCORPORATED


                   Offer to Exchange 6 1/2% Notes due 2013 for
                     6 1/2% Notes due 2013, which have been
                   registered under the Securities Act of 1933











================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS & DIRECTORS.

Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper. Delaware law requires the corporation to indemnify directors and officers against expenses they reasonably incur in defending an action, suit or proceeding described above to the extent that their defense is successful.

The Registrant's Restated Certificate of Incorporation provides generally that the Registrant shall indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Restated Certificate of Incorporation also provides that indemnification thereunder is not exclusive.

The Registrant's Restated Certificate of Incorporation provides that, to the full extent permitted by Delaware law, directors of the Registrant shall not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provision does not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase to redeem stock.

The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

EXHIBIT    DESCRIPTION
2.1 Arrangement Agreement dated as of April 1, 2001, by and between Bowater Incorporated and Alliance Forest Products Inc. (incorporated by reference to Exhibit 2.1 to Bowater Incorporated's Quarterly Report on Form 10-Q for the period ending March 31, 2001, File No. 1-8712).
4.1        Restated  Certificate  of Incorporation of  Bowater  Incorporated, as
           amended.
4.2 Certificate of Designation of the special voting stock of Bowater Incorporated (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to Bowater Incorporated's Registration Statement No. 333-57839).
4.3 Bylaws of Bowater Incorporated amended and restated as of May 20, 1998 (incorporated by reference to Exhibit 4.10 to Bowater Incorporated's Registration Statement No. 333-57839).
4.4 Agreement pursuant to S-K Item 601(b)(4)(iii)(A) to provide the Commission upon request copies of certain other instruments with respect to long-term debt not being registered where the amount of securities authorized under each such instrument does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis (incorporated by reference to Exhibit 4.3 to Bowater Incorporated's Registration Statement No. 2-93455).
4.5 Purchase Agreement dated June 16, 2003 by and between Bowater Incorporated and UBS Securities LLC as Representative of the Several Initial Purchasers named in Schedule I thereto (incorporated by reference to Exhibit 4.1 to Bowater Incorporated's Quarterly Report on Form 10-Q for the period ended June 30, 2003, File No. 1-8712 (the "June 2003 10-Q")).
4.6 Indenture dated June 19, 2003 by and between Bowater Incorporated, as Issuer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the June 2003 10-Q.
4.7 Registration Rights Agreement dated June 19, 2003 by and among Bowater Incorporated, as Issuer, and UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., Wachovia Securities, Inc., SunTrust Capital Markets, Inc., TD Securities (USA) Inc., BNY Capital Markets, Inc. and Banc of America Securities LLC, as Initial Purchasers (incorporated by reference to
           Exhibit 4.3 to the June 2003 10-Q.
4.8        Form of Original Note and  Exchange  Note  (included  in  Exhibit 4.6 hereto).
4.9 Purchase Agreement dated as of October 31, 2001 by and among Bowater Canada Finance Corporation, Bowater Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities, Inc., as the representative of the several purchasers named in Schedule I thereto (incorporated by reference to Exhibit 10.2 to Bowater Incorporated's Quarterly Report on Form 10-Q for the period ended September 30, 2001, File No. 1-8712 (the "September 2001 Form 10-Q")).
4.10 Indenture dated as of October 31, 2001 by and among Bowater Canada Finance Corporation (as Issuer), Bowater Incorporated (as Guarantor) and The Bank of New York (as Trustee) (incorporated by reference to
           Exhibit 10.3 to the September 2001 Form 10-Q).
4.11 Exchange and Registration Rights Agreement dated as of November 6, 2001 by and among Bowater Canada Finance Corporation, Bowater Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities, Inc. as representative of the several purchasers named in Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.4 to the September 2001 Form 10-Q).
4.12 Forms of 7.95% Notes due 2011 of Bowater Canada Finance Corporation and Guarantees thereof by Bowater Incorporated (included in Exhibit
           4.10 hereto).
5.1 Opinion of Harry F. Geair, Vice President -- General Counsel and Secretary to Bowater Incorporated.
12.1       Statement regarding  Computation  of  Ratio  of  Earnings  to   Fixed
           Charges.
23.1       Consent of Independent Auditors.
23.2 Consent of Harry F. Geair, Vice President -- General Counsel and Secretary to Bowater Incorporated (included in Exhibit 5.1).
24.1       Power of Attorney.
25.1 Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee of the 6 1/2% Notes due 2013 of the Registrant.
99.1       Form of Letter of Transmittal with respect to the Exchange Offer.
99.2 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.3       Form  of  Notice of  Guaranteed Delivery with respect to the Exchange
           Offer.
99.4 Form of Letter to Registered Holders and Depository Trust Company Participants.

99.5       Form of  Letter  to  Beneficial  Holders with respect to the Exchange
           Offer.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on August 20, 2003.

                                        BOWATER INCORPORATED

                                        By: /s/ William G. Harvey
                                            ----------------------------------
                                            William G. Harvey
                                            Vice President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                                         DATE

/s/ Arnold M. Nemirow                           Chairman of the Board, President and Chief              August 20, 2003
------------------------------------
Arnold M. Nemirow                               Executive Officer (principal executive officer)

/s/ David G. Maffucci                           Executive Vice President and Chief Financial            August 20, 2003
------------------------------------
David G. Maffucci                               Officer (principal financial officer)

/s/ Michael F. Nocito                           Vice President and Controller                           August 20, 2003
------------------------------------
Michael F. Nocito

                  *                             Director                                                August 20, 2003
------------------------------------
Francis J. Aguilar

                  *                             Director                                                August 20, 2003
------------------------------------
Richard Barth

                  *                             Director                                                August 20, 2003
------------------------------------
Gordon D. Giffin

                  *                             Director                                                August 20, 2003
------------------------------------
Charles J. Howard

                  *                             Director                                                August 20, 2003
------------------------------------
L. Jacques Menard

                  *                             Director                                                August 20, 2003
------------------------------------
John A. Rolls

                  *                             Director                                                August 20, 2003
------------------------------------
Arthur R. Sawchuk

                  *                             Director                                                August 20, 2003
------------------------------------
Togo D. West, Jr.

* Harry F. Geair, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.

                                                 By: /s/ Harry F. Geair
                                                     ----------------------------------------
                                                     Harry F. Geair, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT    DESCRIPTION
2.1 Arrangement Agreement dated as of April 1, 2001, by and between Bowater Incorporated and Alliance Forest Products Inc. (incorporated by reference to Exhibit 2.1 to Bowater Incorporated's Quarterly Report on Form 10-Q for the period ending March 31, 2001, File No. 1-8712).
4.1        Restated  Certificate  of  Incorporation  of Bowater Incorporated, as
           amended.
4.2 Certificate of Designation of the special voting stock of Bowater Incorporated (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to Bowater Incorporated's Registration Statement No. 333-57839).
4.3 Bylaws of Bowater Incorporated amended and restated as of May 20, 1998 (incorporated by reference to Exhibit 4.10 to Bowater Incorporated's Registration Statement No. 333-57839).
4.4 Agreement pursuant to S-K Item 601(b)(4)(iii)(A) to provide the Commission upon request copies of certain other instruments with respect to long-term debt not being registered where the amount of securities authorized under each such instrument does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis (incorporated by reference to Exhibit 4.3 to Bowater Incorporated's Registration Statement No. 2-93455).
4.5 Purchase Agreement dated June 16, 2003 by and between Bowater Incorporated and UBS Securities LLC as Representative of the Several Initial Purchasers named in Schedule I thereto (incorporated by reference to Exhibit 4.1 to Bowater Incorporated's Quarterly Report on Form 10-Q for the period ended June 30, 2003, File No. 1-8712 (the "June 2003 10-Q)).
4.6 Indenture dated June 19, 2003 by and between Bowater Incorporated, as Issuer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the June 2003 10-Q).
4.7 Registration Rights Agreement dated June 19, 2003 by and among Bowater Incorporated, as Issuer, and UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., Wachovia Securities, Inc., SunTrust Capital Markets, Inc., TD Securities (USA) Inc., BNY Capital Markets, Inc. and Banc of America Securities LLC, as Initial Purchasers (incorporated by reference to
           Exhibit 4.3 to the June 2003 10-Q).
4.8        Form of Original Note and  Exchange  Note  (included  in  Exhibit 4.6 hereto).
4.9 Purchase Agreement dated as of October 31, 2001 by and among Bowater Canada Finance Corporation, Bowater Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities, Inc., as the representative of the several purchasers named in Schedule I thereto (incorporated by reference to Exhibit 10.2 to Bowater Incorporated's Quarterly Report on Form 10-Q for the period ended September 30, 2001, File No. 1-8712 (the "September 2001 Form 10-Q")).
4.10 Indenture dated as of October 31, 2001 by and among Bowater Canada Finance Corporation (as Issuer), Bowater Incorporated (as Guarantor) and The Bank of New York (as Trustee) (incorporated by reference to
           Exhibit 10.3 to the September 2001 Form 10-Q).
4.11 Exchange and Registration Rights Agreement dated as of November 6, 2001 by and among Bowater Canada Finance Corporation, Bowater Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities, Inc. as representative of the several purchasers named in Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.4 to the September 2001 Form 10-Q).
4.12 Forms of 7.95% Notes due 2011 of Bowater Canada Finance Corporation and Guarantees thereof by Bowater Incorporated (included in Exhibit
           4.10 hereto).
5.1 Opinion of Harry F. Geair, Vice President -- General Counsel and Secretary to Bowater Incorporated.
12.1       Statement regarding  Computation  of  Ratio  of  Earnings  to   Fixed
           Charges.
23.1       Consent of Independent Auditors.
23.2 Consent of Harry F. Geair, Vice President -- General Counsel and Secretary to Bowater Incorporated (included in Exhibit 5.1).
24.1       Power of Attorney.
25.1 Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee of the 6 1/2% Notes due 2013 of the Registrant.
99.1       Form of Letter of Transmittal with respect to the Exchange Offer.
99.2 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.3       Form  of  Notice of Guaranteed  Delivery with respect to the Exchange
           Offer.
99.4 Form of Letter to Registered Holders and Depository Trust Company Participants.
99.5       Form of  Letter  to  Beneficial  Holders with respect to the Exchange
           Offer.